UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Philip Morris International Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(4)	Date Filed: March 26, 2015

2015 PROXY STATEMENT

And Notice of Annual Meeting of Shareholders

To be held on Wednesday, May 6, 2015

[THIS PAGE INTENTIONALLY LEFT BLANK]

March 26, 2015

Dear Fellow Shareholder,

You are cordially invited to join us at the 2015 Annual Meeting of Shareholders of Philip Morris International Inc. (“PMI” or the “Company”) to be held on Wednesday, May 6, 2015, at 9:00 a.m., in the Empire State Ballroom at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017-5579.

At this year’s meeting, we will vote on the election of twelve directors, the ratification of the selection of PricewaterhouseCoopers SA as the Company’s independent auditors, an advisory say-on-pay vote approving executive compensation and, if properly presented, two proposals from shareholders. There will also be a report on the Company’s business, and shareholders will have an opportunity to ask questions.

We anticipate that a large number of shareholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. To request an admission ticket, please follow the instructions set forth on page 66 in response to Question 4.

The meeting facilities will open at 7:30 a.m. on May 6, 2015. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017-5579. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops and other portable electronic devices, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules, which assist us in conducting a safe and orderly meeting.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. As we did last year, we are mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access our proxy statement and 2014 Annual Report to Shareholders and vote online. Those shareholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. By furnishing this Notice, we are lowering costs and reducing the environmental impact of our Annual Meeting.

You will note that Carlos Slim has decided not to stand for re-election at the Annual Meeting and will retire from the Board of Directors. We have benefited tremendously from Carlos’s dedicated service and invaluable advice. We are indebted to him and he leaves with our most heartfelt gratitude.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,	Sincerely,

LOUIS C. CAMILLERI CHAIRMAN OF THE BOARD	ANDRÉ CALANTZOPOULOS CHIEF EXECUTIVE OFFICER

For further information about the Annual Meeting, please call toll-free 1-866-713-8075.

PMI 2015 Proxy Statement • 1

PHILIP MORRIS INTERNATIONAL INC.

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	9:00 a.m. on Wednesday, May 6, 2015

Place	Empire State Ballroom Grand Hyatt New York 109 East 42nd Street New York, New York 10017-5579

Items of Business	(1) To elect twelve directors.

(2) To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2015.

(3) To vote on an advisory resolution approving executive compensation.

(4) To vote on two shareholder proposals, if properly presented at the meeting.

(5) To transact other business properly coming before the meeting.

Who Can Vote

Only shareholders of record of shares of common stock at the close of business on March 13, 2015 (the “Record Date”) are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each shareholder of record on the Record Date is entitled to one vote for each share of common stock held. On March 13, 2015, there were 1,549,092,838 shares of common stock issued and outstanding.

Voting of Proxies and Deadline for Receipt

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. Proxies submitted by telephone or Internet must be received by 11:59 p.m., EDT, on May 5, 2015.

2014 Annual Report	A copy of our 2014 Annual Report is enclosed.

Date of Mailing	This notice and the proxy statement are first being mailed to shareholders on or about March 26, 2015.

Jerry Whitson

Deputy General Counsel and Corporate Secretary

March 26, 2015

WE URGE EACH SHAREHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE THE QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON. PLEASE NOTE THAT YOU MUST OBTAIN AN ADMISSION TICKET IN ORDER TO ATTEND THE MEETING. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 66 IN RESPONSE TO QUESTION 4.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2015: The Company’s Proxy Statement and 2014 Annual Report to Shareholders are available at www.pmi.com/investors.

2 • PMI 2015 Proxy Statement

Important Note on Terminology:

Reduced-Risk Products (“RRPs”) is the term we use to refer to products with the potential to reduce individual risk and population harm in comparison to smoking combustible cigarettes. Our RRPs are in various stages of development, and we are conducting extensive and rigorous scientific studies to determine whether we can support claims for such products of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking combustible cigarettes. Before making any such claims, we will need to rigorously evaluate the full set of data from the relevant scientific studies to determine whether they substantiate reduced exposure or risk. Any such claims may also be subject to government review and approval, as is the case in the USA today.

PMI 2015 Proxy Statement • 3

PROXY STATEMENT SUMMARY

This proxy statement contains proposals to be voted on at our Annual Meeting, and other information about our Company and our corporate governance practices. We provide below a brief summary of certain information contained in this proxy statement. The summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.

2014 Business Performance Highlights

We met or exceeded five of our performance target ranges in 2014, while narrowly missing the remaining one, despite facing a number of specific challenges in key markets such as Italy, Japan and the Philippines, investing in the launch of Reduced-Risk Products, rolling out the Marlboro 2.0 Architecture, and undertaking a major optimization of our manufacturing footprint, all within an operating environment of continued macro-economic weakness, significant market declines in Russia and the EU, and consumer down-trading across many geographies. The percentages indicated in the white boxes and in the associated target ranges in the following table represent growth in 2014 versus 2013 results, excluding acquisitions or the effect of currency, or both, as stated. See page 32 for further detail.

2014 Performance Targets and Results

CIGARETTE VOLUME
(Billion units)

880.2
856.0
2013
2014
2.8%
decline
(excluding
acquisitions)

Target Range: -2.8% to -1.8%
(excluding acquisitions)

NET REVENUES, EXCLUDING
EXCISE TAXES
($ Billions)

$31.2
$29.8
2013
2014
2.0%
growth
(excluding
currency
and
acquisitions)

Target Range: 1.9% to 2.9%
(excluding currency and acquisitions)

ADJUSTED OPERATING
COMPANIES INCOME
($ Billions)

$14.1
$12.6
2013
2014
flat
(excluding
currency
and
acquisitions)

Target Range: 0.5% to 2.1%
(excluding currency and acquisitions)

ADJUSTED DILUTED EPS
(Dollars)

$5.40
$5.02
2013
2014
7.8%
growth
(excluding
currency)

Target Range: 6.6% to 8.6%
(excluding currency)

FREE CASH FLOW
($ Billions, excluding currency)

$8.0
$7.0
$7.3
2014
Target
2014
Actual

Target Range: $7.0 to $8.0 billion
(excluding currency)

NUMBER OF TOP 30 OCI MARKETS
IN WHICH PMI'S SHARE IS
GROWING OR STABLE

15-17
MARKETS
19
MARKETS
2014
Target
2014
Actual

Target Range: 15-17 Markets

4 • PMI 2015 Proxy Statement

PROXY STATEMENT SUMMARY

Further Highlights:

¡	Dividend increased by 6.4% to an annualized rate of $4.00 per share
¡	Share Repurchases of $3.8 billion
¡	2012-2014 Total Shareholder Return (TSR) up by 17.5%
¡	Substantial progress in achieving strategic goals (see page 33)

2014 Executive Compensation Highlights

¡	Our shareholders approved, on an advisory basis, our 2013 executive compensation by a vote of 96.22% of the votes cast.

¡	Approximately 77% of the total direct compensation delivered to our Chairman, our CEO and our other named executive officers was variable and tied to performance.

¡

For cash bonus purposes, the Compensation and Leadership Development Committee assigned PMI an incentive compensation business rating of 95 for 2014 versus our ratings of 85 for 2013 and 110 for 2012. For equity award purposes, the Committee assigned a stock business rating of 85 for 2014 versus our ratings of 95 for 2013 and 120 for 2012. Each rating is below the target level of 100, reflecting a difficult operating environment in the case of the incentive compensation rating and extreme currency headwinds in the case of the equity award rating, and the Committee’s commitment to linking pay to performance.

¡

When Mr. Calantzopoulos was promoted to CEO on May 8, 2013, his base salary was not increased and his annual incentive compensation award target was set one-third lower than the level previously associated with the CEO position, from 300% to 200%. These levels were maintained for 2014 and 2015.

¡

In 2013, the Committee determined to review increases to base salaries of executive officers every two years instead of annually. In 2015, for the third year in a row, the Committee determined not to increase the base salaries of the Swiss-based executive officers.

¡

Effective January 1, 2014, the Committee realigned the variable compensation mix for senior management to increase the equity component relative to the cash component to better reflect market practices and to further enhance the focus of senior executives on longer-term performance, while remaining mindful of our objective to minimize equity dilution.

¡

The Committee also reduced total variable compensation targets, effective January 1, 2014, resulting in average reductions in total targeted direct compensation (base salary, cash incentives and equity awards) of approximately 9%-10% for the most senior executives.

¡	Company executives continued their dialogue with investors on the subjects of corporate governance and executive compensation and reported the results of those conversations to the Committee.

PMI 2015 Proxy Statement • 5

PROXY STATEMENT SUMMARY

Shareholder Agenda Items

Item 1 — Election of Directors

It is proposed that twelve directors be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. Under the heading “Election of Directors” you will find important information concerning the nominees, including their experience, skills and qualifications, and strengths they bring to the Board, and the process by which the Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named.

Item 2 — Ratification of the Selection of Independent Auditors

The Audit Committee has selected PricewaterhouseCoopers SA as the Company’s independent auditors for the fiscal year ending December 31, 2015, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Shareholder ratification of the selection of PricewaterhouseCoopers SA as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers SA to the shareholders for ratification as a matter of good corporate practice.

Item 3 — Advisory Vote Approving Executive Compensation

We are asking our shareholders to approve, on an advisory basis, our named executive officers’ compensation as described in this proxy statement. This annual say-on-pay resolution gives our shareholders the opportunity to express their views on our named executive officers’ compensation at each Annual Meeting of Shareholders.

Item 4 — Shareholder Proposal on Lobbying

Item 5 — Shareholder Proposal on Non-Employment of Certain Farm Workers

2015 Shareholder Vote Recommendations

The Board of Directors makes the following recommendations to shareholders:

	Board’s Recommendation	Page

Item 1: Election of Directors	FOR each nominee	13
Item 2: Ratification of the Selection of Independent Auditors	FOR	59
Item 3: Advisory Vote Approving Executive Compensation	FOR	60
Item 4: Shareholder Proposal on Lobbying	AGAINST	61
Item 5: Shareholder Proposal on Non-Employment of Certain Farm Workers	AGAINST	62

6 • PMI 2015 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Board Responsibility and Meetings

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its statutory duty to the shareholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings, typically during the months of February, March, May, June, September and December, and additional meetings when necessary. The organizational meeting follows immediately after the Annual Meeting of Shareholders. The Board held six regular meetings in 2014. The Board meets in executive session regularly with no members of management being present. Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2014, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, and each of the nominee directors then in office attended the 2014 Annual Meeting of Shareholders.

Governance Guidelines, Policies and Codes

The Board has adopted Corporate Governance Guidelines. In 2014, the Audit Committee approved a substantial revision to the Company’s Code of Conduct. The revised document, known as the Guidebook to Success, is an interactive, plain language tool that describes the fundamental beliefs and attributes that unite and guide us in pursuing PMI’s goals, illustrates how to meet our commitments to these beliefs and attributes, and explains why it is critical to do so. The Guidebook applies to all employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller. The Board has also adopted a Code of Business Conduct and Ethics that applies to directors. The Board has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available free of charge on the Company’s website, www.pmi.com/governance, and will be provided free of charge to any shareholder requesting a copy by writing to the Corporate Secretary, Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579.

The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission.

Leadership Structure

The Board does not believe that any particular leadership structure is inherently superior to all others under all circumstances. Rather, it determines from time to time the structure that best serves the interests of the Company and its shareholders under the then prevailing circumstances. Between the time we became an independent public company in 2008 and until our 2013 Annual Meeting of Shareholders, Louis Camilleri served as our Chairman and Chief Executive Officer, and the Company thrived under that leadership model.

Pursuant to the Board’s plan for Mr. Camilleri’s succession, André Calantzopoulos was appointed Chief Executive Officer effective immediately following the Annual Meeting of Shareholders on May 8, 2013. Mr. Camilleri remained as Chairman and as an employee of the Company. Effective December 31, 2014, Mr. Camilleri retired as an employee, and the Board determined that it is in the Company’s best interest for him to continue as a non-employee Chairman.

As Chairman, Mr. Camilleri facilitates communication between the Board and management and assists the CEO in long-term strategy. He presides at all meetings of shareholders and of the Board and assists in the preparation of agendas and materials for Board meetings, working together with the Presiding Director, who approves the agendas before they are disseminated to the Board. Input is sought from all directors as to topics they wish to review. Mr. Camilleri is not an independent Chairman, and the Board will continue to have a Presiding Director as described immediately below.

Presiding Director

The non-management directors annually elect at the organizational meeting one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

¡	preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

PMI 2015 Proxy Statement • 7

BOARD OPERATIONS AND GOVERNANCE

¡	call meetings of the non-management directors as he or she deems necessary;

¡	serve as liaison between the Chief Executive Officer and the non-management directors;

¡	approve agendas and schedules for Board meetings;

¡	advise the Chairman and the Chief Executive Officer of the Board’s informational needs and approve information sent to the Board;

¡

together with the Chairman of the Compensation and Leadership Development Committee, communicate goals and objectives to the Chief Executive Officer and the results of the evaluation of his performance; and

¡	be available for consultation and communication if requested by major shareholders.

The Presiding Director is invited to attend all meetings of Committees of the Board. Lucio A. Noto currently serves as the Presiding Director.

Committees of the Board

The Board has established various standing Committees to assist it with the performance of its responsibilities.

These Committees and their current members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Shareholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are available on the Company’s website at www.pmi.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. Each Committee meets as often as it deems to be appropriate and each has sole authority to retain its own legal counsel, experts and consultants.

The Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee each consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto is an “audit committee financial expert” within the meaning set forth in the regulations of the Securities and Exchange Commission. No member of the Audit Committee, the Compensation and Leadership Development Committee or the Nominating and Corporate Governance Committee received any payments in 2014 from Philip Morris International Inc. or its subsidiaries other than compensation received as a director.

Committees and 2014 Meetings	Current Members	Purpose, Authority and Responsibilities

AUDIT 2014 Meetings: 9	- Lucio A. Noto (Chair) - Jennifer Li - Jun Makihara - Sergio Marchionne - Stephen M. Wolf

Purpose: to assist the Board in its oversight of:

¡      the integrity of the financial statements and financial reporting processes and systems of internal control;

¡      the qualifications, independence and performance of the independent auditors;

¡     the internal audit function; and

¡      the Company’s compliance with legal and regulatory requirements.

Authority and Responsibilities:

¡      sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors;

¡      evaluate the internal audit function;

¡      evaluate the compliance function;

¡      monitor cybersecurity risks;

¡      review financial risk assessment and management; and

¡     establish “whistleblower” procedures and review claims of improper conduct.

8 • PMI 2015 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Committees and 2014 Meetings	Current Members	Purpose, Authority and Responsibilities

COMPENSATION AND LEADERSHIP DEVELOPMENT 2014 Meetings: 7	- Stephen M. Wolf (Chair) - Harold Brown - Werner Geissler - Sergio Marchionne - Robert B. Polet

Purpose:

¡      discharge the Board’s responsibilities relating to executive compensation;

¡      produce a report for inclusion in the proxy statement; and

¡     review succession plans for the CEO and other senior executives.

Authority and Responsibilities:

¡      review and approve the Company’s overall compensation philosophy and design;

¡     review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate his performance and determine and approve his compensation;

¡      review and approve the compensation of all executive officers;

¡     recommend to the Board compensation plans and administer and make awards under such plans and review the cumulative effect of its actions;

¡      monitor compliance by executives with our stock ownership requirements;

¡     review and assist the development of executive succession plans, evaluate and make recommendations to the Board regarding potential CEO candidates and evaluate and approve candidates to fill other senior executive positions;

¡      review and discuss with management proposed disclosures regarding executive compensation matters; and

¡      recommend to the Board whether the Compensation Discussion and Analysis should be accepted for inclusion in the proxy statement and annual report.

FINANCE 2014 Meetings: 4	- Jennifer Li (Chair) - Harold Brown - Werner Geissler - Jun Makihara - Sergio Marchionne - Kalpana Morparia - Lucio A. Noto - Frederik Paulsen - Robert B. Polet - Stephen M. Wolf

Purpose, Authority and Responsibilities:

¡      monitor PMI’s financial performance and condition;

¡     oversee sources and uses of cash flow and capital structure;

¡      advise the Board on dividends, share repurchases and other financial matters;

¡     advise the Board on PMI’s long-term financing plans, short-term financing plans and credit facilities;

¡      monitor PMI’s cash management function;

¡     monitor PMI’s pension plans, including funded status and performance; and

¡      monitor PMI’s investor relations and stock market performance.

NOMINATING AND CORPORATE GOVERNANCE 2014 Meetings: 5	- Kalpana Morparia (Chair) - Jennifer Li - Sergio Marchionne - Lucio A. Noto - Robert B. Polet - Stephen M. Wolf

Purpose:

¡      identify qualified candidates for Board membership;

¡     recommend nominees for election at the annual meeting;

¡      advise the Board on corporate governance matters; and

¡     oversee self-evaluation of the Board and each Committee.

Authority and Responsibilities:

¡      review qualifications of prospective candidates for director;

¡     consider performance of incumbent directors;

¡      make recommendations to the Board regarding director independence and the function, composition and structure of the Board and its Committees;

¡      monitor lobbying activities;

¡      recommend corporate governance guidelines; and

¡     review director compensation.

PRODUCT INNOVATION AND REGULATORY AFFAIRS 2014 Meetings: 3	- Harold Brown (Chair) - Werner Geissler - Jun Makihara - Kalpana Morparia - Frederik Paulsen - Robert B. Polet - Stephen M. Wolf

Purpose, Authority and Responsibilities:

¡      monitor and review the development of new product strategies, with a particular focus on Reduced-Risk Products;

¡      monitor and review key legislative, regulatory and public policy issues;

¡     monitor and review the Company’s programs on societal alignment issues; and

¡      meet with PMI’s Scientific Advisory Board to review scientific developments.

PMI 2015 Proxy Statement • 9

BOARD OPERATIONS AND GOVERNANCE

Board Risk Oversight

Risk oversight is conducted both by the Committees of the Board with respect to their areas of responsibility as well as by the full Board. The Audit Committee monitors risks relating to internal and financial controls, certain compliance matters and information technology and cybersecurity; the Finance Committee monitors risks relating to the sources and uses of the Company’s cash flow and impact of the capital markets on the Company; the Compensation and Leadership Development Committee monitors risks relating to compensation design and payouts and management succession; the Product Innovation and Regulatory Affairs Committee monitors product and regulatory risks; and the Nominating and Corporate Governance Committee monitors risks relating to Board structure and processes and the Company’s lobbying activities. The full Board monitors risks relating to the Company’s business plan, as well as compliance and litigation.

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

10 • PMI 2015 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Summary of Corporate Governance Practices

The Nominating and Corporate Governance Committee of the Board reviews our corporate governance practices regularly and proposes modifications to our principles and other key governance practices as warranted for adoption by the Board. The following summarizes our key principles and practices and refers you to the pages of this proxy statement where you will find a more detailed discussion of various items:

¡	the Board has a policy providing that all directors are elected annually and by majority vote rather than by a plurality (see page 13);

¡

the Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees consist entirely of independent directors, all other Board Committees consist entirely of non-management directors, and the Board has no executive committee;

¡	the Board elects the Chairman annually;

¡	the non-management directors elect the Presiding Director annually (see page 7);

¡	directors may be removed with or without cause;

¡	the non-management directors meet in executive session regularly without any members of management being present;

¡	the Board assesses its performance and the performance of Board Committees annually;

¡	PMI has not adopted a poison pill rights plan;

¡	the Board has adopted a clawback policy providing for the recovery of cash bonuses and equity compensation in appropriate circumstances (see page 39);

¡

the Board has adopted stock ownership requirements and an anti-hedging policy for executives intended to align their interests with those of our shareholders and to protect against inappropriate risk taking (see page 39);

¡	we do not gross up our named executive officers to offset their taxes on imputed income on the limited perquisites we provide;

¡	the Philip Morris International Inc. 2012 Performance Incentive Plan includes a double-trigger feature to the vesting provisions following a change in control as described on page 55; and

¡

as its primary long-term incentive tool and its only form of equity award, the Board uses deferred stock awards that are awarded on the basis of a rolling prior three-year total shareholder return and generally vest three years after grant — these awards are substantially less dilutive than stock options and the amount of the annual awards is based on completed performance, and awards are valued on the grant date which, by design, is the date we release our annual earnings information.

PMI 2015 Proxy Statement • 11

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Shareholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors, including nationality, that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its breadth of knowledge and experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience, global business experience and scientific expertise, as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, shareholders, management and others. The Committee does not distinguish between nominees recommended by shareholders and other nominees. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. In 2014, the Committee recommended three new candidates to the Board. These candidates were initially recommended to the Committee by our Presiding Director, in the case of Mr. Makihara, our CEO, in the case of Dr. Paulsen, and by a search firm, in the case of Mr. Geissler.

Shareholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. Our by-laws set forth the procedures a shareholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2016 Annual Meeting.”

Recommendations of the Board

It is proposed that twelve directors be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and each was elected by the shareholders at the 2014 Annual Meeting, except for Mr. Makihara and Dr. Paulsen, who joined the Board in September 2014, and Mr. Geissler, who joined the Board January 1, 2015. The Board believes that the experience, qualifications, attributes and skills of each of the nominees presented qualify them to deal with the complex global, regulatory and financial issues that the Company faces, and that the Board as a whole provides a breadth of knowledge, international experience, intellectual rigor and willingness to face tough issues. Three-quarters of the nominees, two of whom are women, are non-U.S. nationals and ten different nationalities are represented, underscoring the global perspective of the Board taken as a whole.

In recommending and nominating Mr. Marchionne, the Nominating and Corporate Governance Committee and the Board, respectively, took note of Mr. Marchionne’s membership on various boards of directors. The Board unanimously recommends Mr. Marchionne for his significant and valuable contributions to its deliberations.

12 • PMI 2015 Proxy Statement

ELECTION OF DIRECTORS

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s by-laws to reduce the number of directors.

The Board recommends a vote FOR each of

the nominees identified below.

Independence of Nominees

After receiving the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of the following nominees for director is independent of and has no material relationship with the Company: Harold Brown, Werner Geissler, Jennifer Li, Jun Makihara, Sergio Marchionne, Kalpana Morparia, Lucio A. Noto, Frederik Paulsen, Robert B. Polet and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in the Corporate Governance Guidelines, which are available on the Company’s website at www.pmi.com/governance. Each of the above-named nominees qualifies as independent under these standards.

In making its affirmative determination that Mr. Marchionne is independent, the Board considered the fact that the Company has a sponsorship agreement with Ferrari, a majority-owned subsidiary of Fiat. The amounts involved in the sponsorship agreement fall significantly below 2% of Fiat’s consolidated gross revenues, the threshold that, if exceeded, would preclude a determination of director independence under the Company’s categorical standards of director independence.

The sponsorship agreement with Ferrari dates back to 1984, well before Mr. Marchionne became CEO of Fiat in 2004. The agreement and its renewals have been negotiated on an arms-length basis with executives of Ferrari, and Mr. Marchionne has not been involved in any aspect of the negotiations or the agreement and has no direct or indirect material interest in the agreement.

In making the affirmative determination that Ms. Morparia is independent, the Board considered the fact that the Company has routine commercial relationships with J.P. Morgan Chase, the parent company of Ms. Morparia’s employer. Payments by the Company to J.P. Morgan Chase are immaterial and Ms. Morparia has no direct or indirect material interest in these routine commercial relationships. Ms. Morparia has never represented J.P. Morgan Chase in connection with its provision of services to the Company, the Company has no commercial relationship with Ms. Morparia’s employer, and her compensation is not affected by any banking relationship between the Company and J.P. Morgan Chase.

Majority Vote Standard in Uncontested Elections

All directors are elected annually. The Company’s by-laws provide that, where the number of nominees for director does not exceed the number of directors to be elected, directors shall be elected by a majority rather than by a plurality vote. Under applicable law, a director’s term extends until his or her successor is duly elected and qualified. Thus, an incumbent director who fails to receive a majority vote would continue to serve as a holdover director. To address that possibility, our Corporate Governance Guidelines require a director who receives less than a majority of the votes cast to offer to resign. The Nominating and Corporate Governance Committee would then consider the offer and recommend to the Board whether to accept or reject the offer.

PMI 2015 Proxy Statement • 13

ELECTION OF DIRECTORS

Director Nominees

					Current Committee Membership
Nominee	Director Since	Nationality	Experience and Qualifications Highlights	Independent	Audit	Compensation and Leadership Development	Finance	Nominating and Corporate Governance	Product Innovation and Regulatory Affairs
Harold Brown	2008	USA	¡ Civic Leadership ¡ Geopolitical and Governmental Affairs ¡ Science and Technology ¡ Academic and Research	✓		✓	✓		Chair

André Calantzopoulos	2013	Greece / Switzerland	¡ Senior Executive ¡ Tobacco Industry ¡ Operations ¡ Global Business

Louis C. Camilleri	2008	UK	¡ Senior Executive ¡ Tobacco Industry ¡ Operations ¡ Global Business ¡ Financial

Werner Geissler	2015	Germany	¡ Global Consumer Products ¡ Senior Executive ¡ Operations ¡ Financial ¡ Civic Leadership	✓		✓	✓		✓

Jennifer Li	2010	China	¡ Senior Executive ¡ Financial ¡ Technology ¡ Global Business	✓	✓		Chair	✓

Jun Makihara	2014	Japan	¡ Global Business ¡ Global Finance	✓	✓		✓		✓

Sergio Marchionne	2008	Italy / Canada	¡ Senior Executive ¡ Financial ¡ Law ¡ Global Automotive Business	✓	✓	✓	✓	✓

Kalpana Morparia	2011	India	¡ Senior Executive ¡ Global Finance ¡ Law ¡ Risk Management	✓			✓	Chair	✓

Lucio A. Noto	2008	USA	¡ Senior Executive ¡ Operations ¡ Financial ¡ Global Business	✓ (Presiding Director)	Chair		✓	✓

Frederik Paulsen	2014	Sweden	¡ Global Pharmaceutical ¡ Senior Executive/ Entrepreneur ¡ Civic Leadership ¡ Academic and Research	✓			✓		✓

14 • PMI 2015 Proxy Statement

ELECTION OF DIRECTORS

					Current Committee Membership
Nominee	Director Since	Nationality	Experience and Qualifications Highlights	Independent	Audit	Compensation and Leadership Development	Finance	Nominating and Corporate Governance	Product Innovation and Regulatory Affairs

Robert B. Polet	2011	Netherlands	¡ Senior Executive ¡ Global Consumer and Luxury Products ¡ Marketing	✓		✓	✓	✓	✓

Stephen M. Wolf	2008	USA	¡ Senior Executive ¡ Global Business ¡ Operations	✓	✓	Chair	✓	✓	✓

PMI 2015 Proxy Statement • 15

ELECTION OF DIRECTORS

Director Nominees

HAROLD BROWN
Primary Occupation: Counselor, Center for Strategic and International Studies Director since: 2008 Age: 87

Professional Experience:

Dr. Brown has been a Counselor at the Center for Strategic and International Studies since 1992. He was a partner of Warburg Pincus, a leading private equity firm, from 1990 until he retired from the firm in January 2007. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Dr. Brown is President Emeritus of the California Institute of Technology and served as Secretary of Defense for the United States from 1977 through 1981.

Other Directorships and Associations:

Dr. Brown is a member of the board of directors of Chemical Partners, Inc. and is an emeritus trustee of the California Institute of Technology, of the Trilateral Commission (North America) and of the RAND Corporation. Dr. Brown served as a director of Altria Group, Inc. from 1983 to April 2003, and again from December 2004 to March 2008.

PMI Board Committees:

Dr. Brown is Chair of the Product Innovation and Regulatory Affairs Committee and a member of the Compensation and Leadership Development and Finance Committees.

Director Qualifications:

Dr. Brown combines a scientist’s intellect with an extensive knowledge and unique experience of international geopolitical and governmental affairs that are of particular benefit to the Board in his role as Chair of the Product Innovation and Regulatory Affairs Committee.

ANDRÉ CALANTZOPOULOS
Primary Occupation: Chief Executive Officer Director since: 2013 Age: 57

Professional Experience:

Mr. Calantzopoulos became our Chief Executive Officer immediately following our Annual Meeting of Shareholders on May 8, 2013. He served as our Chief Operating Officer since our spin-off on March 28, 2008, and until becoming CEO. Mr. Calantzopoulos served as PMI’s President and Chief Executive Officer between 2002 and the date of our spin-off. He joined the Company in 1985 and worked extensively across Central Europe, including as Managing Director of PM Poland and President of the Eastern European Region.

Director Qualifications:

Mr. Calantzopoulos’s intellect and all-encompassing knowledge of the Company serve him well as CEO and as a member of the Board. He has played an instrumental role in numerous key initiatives, including critical innovative developments, such as the new architecture that has revitalized the Marlboro brand, new product development, including Reduced-Risk Products, and revamped consumer engagement activities that drove our broad-based market share gains in both OECD and non-OECD markets.

16 • PMI 2015 Proxy Statement

ELECTION OF DIRECTORS

LOUIS C. CAMILLERI
Primary Occupation: Chairman of the Board Director since: 2008 Age: 60

Professional Experience:

Mr. Camilleri is our Chairman, having served as our Chairman and Chief Executive Officer from our spin-off in 2008 until the 2013 Annual Meeting of Shareholders. Mr. Camilleri remained as Chairman and an employee of the Company following the 2013 Annual Meeting. He retired effective December 31, 2014, and continues to serve as a non-employee Chairman. Before our spin-off, Mr. Camilleri was Chairman and Chief Executive Officer of Altria Group, Inc., positions he had held since 2002. From November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. He had been employed continuously by Altria Group, Inc. and its subsidiaries (including Philip Morris International Inc.) in various capacities since 1978.

Other Directorships and Associations:

Mr. Camilleri was appointed to the Board of Directors of América Móvil, S.A.B. de C.V. in April 2011, and previously served on the Board of Telmex International SAB from December 2009 to April 2011. Mr. Camilleri was a director of Kraft Foods Inc. from March 2001 to December 2007 and was Kraft’s Chairman from September 2002 to March 2007.

Director Qualifications:

Mr. Camilleri’s extensive and detailed knowledge of the Company and the tobacco industry and an incisive strategic view, combined with his transparency and open-mindedness, serve him well in his ongoing role as Chairman of the Board.

WERNER GEISSLER
Primary Occupation: Operating Partner, Advent International Director since: 2015 Age: 61

Professional Experience:

Mr. Geissler served as Vice Chairman and Advisor to the CEO of Procter and Gamble until his retirement on December 31, 2014. He joined that company in 1979 and served in various capacities, including President, Northeast Asia, from 2001 to 2004, Group President, Central and Eastern Europe, Middle East and Africa, from 2004 to 2007, and Vice Chairman, Global Operations, from 2007 to 2014.

Other Directorships and Associations:

Mr. Geissler is a director of the Goodyear Tire and Rubber Company.

PMI Board Committees:

Mr. Geissler is a member of the Compensation and Leadership Development, Finance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Geissler has a keen knowledge of the global consumer products business, having served as a senior consumer products executive in many of the Company’s most important markets and regions.

PMI 2015 Proxy Statement • 17

ELECTION OF DIRECTORS

JENNIFER LI
Primary Occupation: Chief Financial Officer, Baidu Inc. Director since: 2010 Age: 47

Professional Experience:

Ms. Li joined Baidu Inc., the largest Internet search engine in China and the third-largest independent search engine in the world, in March 2008, as Chief Financial Officer, responsible for a wide range of corporate functions, including Finance, Human Resources, International Operations, Marketing, Communications and Purchasing. Previously, from 1994 to 2008, she held a number of senior finance positions at various General Motors companies in China, Singapore, the United States and Canada, rising to Chief Financial Officer of GM’s business in China and Financial Controller of the North American Operations of GMAC.

PMI Board Committees:

Ms. Li is the Chair of the Finance Committee and a member of the Audit and Nominating and Corporate Governance Committees.

Director Qualifications:

Ms. Li’s strong financial expertise, experience in a fast-growing, high-tech business and Asian background strengthen the Board’s depth and global perspective.

JUN MAKIHARA
Primary Occupation: Chairman, Neoteny Co., Ltd. Director since: 2014 Age: 57

Professional Experience:

Mr. Makihara was employed at Goldman, Sachs & Co. from 1981 to 2000, during which time he was a General Partner for six years, working in New York, Los Angeles, and Tokyo. During his tenure in Tokyo, he was co-head of the Investment Banking Group and the Japanese Equities Group and also served as co-branch manager. Subsequently, he was Chairman of Neoteny Co., Ltd., a Japanese venture incubator.

Other Directorships and Associations:

Mr. Makihara is a director of Monex Group, Inc. and Shinsei Bank, Ltd. He is a member of the Governing Board of St. Albans School in Washington, D.C., and a board member of the Japan Society in New York. He also served on the board of RHJ International from 2005 to 2014.

PMI Board Committees:

Mr. Makihara is a member of the Audit, Finance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Makihara brings to the Board his deep experience in finance, an entrepreneurial spirit, and a thorough knowledge of business in Asia, one of the Company’s most important segments.

18 • PMI 2015 Proxy Statement

ELECTION OF DIRECTORS

SERGIO MARCHIONNE
Primary Occupation: Chief Executive Officer, Fiat Chrysler Automobiles N.V. Chairman, CNH Industrial N.V. Director since: 2008 Age: 62

Professional Experience:

Mr. Marchionne is Chief Executive Officer of Fiat Chrysler Automobiles N.V., having become a member of the Board of Directors of a predecessor of that company, Fiat S.p.A., in May 2003. He is also Chairman of CNH Industrial N.V. Mr. Marchionne has been a member of the Board of SGS S.A. since May 2001, serving as the Chief Executive and Managing Director from 2002 to 2004 and Chairman since March 2006. Mr. Marchionne is a director of Exor S.p.A., an investment company that, directly or indirectly, holds significant equity investments in Fiat Chrysler and CNH. Mr. Marchionne is a chartered accountant and lawyer who, since beginning his career in 1983, has held executive positions at several firms prior to assuming his current positions.

Other Directorships and Associations:

Mr. Marchionne was a member of the Board of Directors of UBS from 2007 to 2010.

PMI Board Committees:

Mr. Marchionne serves on the Audit, Compensation and Leadership Development, Finance, and Nominating and Corporate Governance Committees.

Director Qualifications:

Trained as both a lawyer and an accountant and currently the chief executive of an international automotive manufacturer, Mr. Marchionne brings strategic insights and a hands-on multi-disciplinary approach to the Board, along with experience in many of the same international markets in which the Company does business.

KALPANA MORPARIA
Primary Occupation: Chief Executive Officer, J.P. Morgan India Private Ltd. Director since: 2011 Age: 65

Professional Experience:

Ms. Morparia assumed her current position with J.P. Morgan India Private Ltd. in 2008, and is a member of J.P. Morgan’s Asia Pacific Management Committee. Prior to joining J.P. Morgan India, Ms. Morparia served as Joint Managing Director of ICICI Bank, India’s second-largest bank, from 2001 to 2008 and the Vice Chair of ICICI’s insurance and asset management business from 2007 to 2008.

Other Directorships and Associations:

Ms. Morparia is a director of Dr. Reddy’s Laboratories Ltd. and Hindustan Unilever Limited (HUL).

PMI Board Committees:

Ms. Morparia is Chair of the Nominating and Corporate Governance Committee and is a member of the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

With her strong executive leadership experience in finance, and her deep knowledge of international business, Ms. Morparia provides a keen perspective on economies in Asia.

PMI 2015 Proxy Statement • 19

ELECTION OF DIRECTORS

LUCIO A. NOTO
Primary Occupation: Managing Partner, Midstream Partners, LLC Director since: 2008 Age: 76

Professional Experience:

Mr. Noto assumed his current position with Midstream Partners, LLC in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962.

Other Directorships and Associations:

Mr. Noto is a director of Penske Automotive Group, Inc. and RHJ International. He also served on the boards of IBM from 1995 to 2008, Altria Group, Inc. from 1998 to 2008, Shinsei Bank from 2005 to 2008 and Commercial International Bank (Cairo) from 2006 to 2009.

PMI Board Committees:

Mr. Noto is the Presiding Director, the Chair of the Audit Committee and a member of the Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

As the former chief financial officer and chief executive officer of a large, multi-national oil company, together with his past governance experience serving on the boards and audit committees of a number of major international companies, Mr. Noto brings an extensive knowledge of internal controls and risk assessment to his Audit Committee role and a strong “hands-on” approach as Presiding Director.

FREDERIK PAULSEN
Primary Occupation: Chairman, Ferring Group Director since: 2014 Age: 64

Professional Experience:

Dr. Paulsen has been Chairman of the Ferring Group, a research-driven, specialty biopharmaceutical group, since 1988, having joined that company in 1976.

Other Directorships and Associations:

Dr. Paulsen is a member of the Boards of MGIMO University in Moscow, Russia, and the Pro Universitate of the Christian Albrechts University in Kiel, Germany, and a Trustee of the Salk Institute of Biological Research in La Jolla, California, USA.

PMI Board Committees:

Dr. Paulsen is a member of the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Dr. Paulsen’s substantial experience as head of a successful multinational biopharmaceutical group, together with his scientific background, bring a unique perspective to the Company’s critical efforts to develop Reduced-Risk Products.

20 • PMI 2015 Proxy Statement

ELECTION OF DIRECTORS

ROBERT B. POLET
Primary Occupation: Chairman, Safilo Group S.p.A. Director since: 2011 Age: 59

Professional Experience:

Mr. Polet is currently serving as Chairman of Safilo Group S.p.A. He was President, Chief Executive Officer and Chairman of the Management Board of the Gucci Group from 2004 until March 2011. Previously, Mr. Polet spent 26 years in the Unilever Group in a variety of executive roles, including President of Unilever’s Worldwide Ice Cream and Frozen Foods division, Chairman of Unilever Malaysia, Chairman of Van den Bergh and Executive Vice President of Unilever’s European Home and Personal Care division.

Other Directorships and Associations:

Mr. Polet is a director of Reed Elsevier PLC/NV, William Grant & Sons and Crown Topco Limited, parent company of Vertu.

PMI Board Committees:

Mr. Polet serves on the Compensation and Leadership Development, Finance, Nominating and Corporate Governance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

In his previous position, Mr. Polet was responsible for managing such global luxury brands as Gucci, Bottega Veneta, Yves Saint Laurent, Boucheron, Balenciaga, Sergio Rossi, Alexander McQueen and Stella McCartney. He brings to the Board his considerable entrepreneurial business experience in the global luxury business and his deep executive background running major consumer packaged goods businesses, as well as his extensive knowledge of global markets.

STEPHEN M. WOLF
Primary Occupation: Managing Partner, Alpilles, LLC Director since: 2008 Age: 73

Professional Experience:

Mr. Wolf has been Managing Partner of Alpilles, LLC since April 2003. Previously, he was Chairman of US Airways Group from November 2001 to April 2003, and Chief Executive Officer of US Airways, Inc. from January 1996 to November 1998. Prior to joining US Airways, he had served since August 1994 as senior advisor in the investment banking firm of Lazard Frères & Co., LLC. From 1987 to July 1994, he was Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc.

Other Directorships and Associations:

Mr. Wolf is Chairman of the Advisory Board of Trilantic Capital Partners and a director of Fiat Chrysler Automobiles N.V. Mr. Wolf served as Chairman of R.R. Donnelley & Sons Company from 2004 to 2014. From 1993 to 2008, Mr. Wolf served as a director of Altria Group, Inc. He is a trustee emeritus of the Brookings Institute.

PMI Board Committees:

Mr. Wolf is Chair of the Compensation and Leadership Development Committee and a member of the Audit, Finance, Nominating and Corporate Governance, and the Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

As a former chief executive officer of four New York Stock Exchange listed companies, and with experience on the boards of a number of companies, Mr. Wolf provides a strong focus in his position as Chair of the Compensation and Leadership Development Committee in ensuring that the Company has the right compensation processes in place and programs to develop future leaders.

PMI 2015 Proxy Statement • 21

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s Compensation Survey Group (defined on page 38), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. Based on the latest available data, total compensation for the Company’s non-employee directors ranked in the top quartile of the Company’s Compensation Survey Group.

At his request, Dr. Paulsen serves as a director without compensation. Except for the Chairman, all other non-employee directors receive an annual cash retainer of $125,000 and a retainer of $5,000 for each Committee of which they are a member. The Chairman receives an annual cash retainer of $1.25 million. The Presiding Director receives an additional annual retainer of $25,000 and the chairs of each Committee receive an additional annual retainer of $35,000 for services rendered in connection with those responsibilities. Directors do not receive meeting fees.

Summary of Directors Compensation

PMI provides competitive compensation levels to attract and retain high-quality non-employee directors, and it uses a substantial component of equity-based compensation.

Compensation levels are benchmarked to our Compensation Survey Group.

Annual cash retainer:	$125,000
Annual equity award:	$175,000
Chairman annual cash retainer:	$1,250,000
Chairman annual equity award:	$1,250,000
Presiding Director retainer:	$25,000
Committee Chair retainer:	$35,000
Committee member retainer:	$5,000
Committee meeting fees:	None
Stock Options:	None

Pursuant to the 2008 PMI Stock Compensation Plan for Non-Employee Directors, each non-employee director then in office received an annual share award on May 7, 2014, of that number of shares of common stock having an aggregate fair market value of $175,000 on the date of grant (2,047 shares of common stock with a fair market value of $85.52 per share). As a non-employee Chairman, Mr. Camilleri will receive an annual share award having a value of $1.25 million. He will also continue to use Company aircraft for all travel on the same terms as described on page 43.

22 • PMI 2015 Proxy Statement

COMPENSATION OF DIRECTORS

The following table presents the compensation received by the non-employee directors for fiscal year 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Harold Brown	175,000	175,000	_	350,000
Werner Geissler (1)	_	_	_	_
Jennifer Li	166,250	175,000	_	341,250
Jun Makihara (2)	43,169	116,667	_	159,836
Sergio Marchionne	145,000	175,000	_	320,000
Kalpana Morparia	175,000	175,000	_	350,000
Lucio A. Noto	191,250	175,000	_	366,250
Frederik Paulsen (3)	_	_	_	_
Robert B. Polet	145,000	175,000	_	320,000
Carlos Slim Helú	135,000	175,000	_	310,000
Stephen M. Wolf	185,000	175,000	_	360,000

(1)	Mr. Geissler joined the Board effective January 1, 2015.

(2)	Mr. Makihara’s cash retainer and stock award for 2014 were pro-rated to reflect his joining the Board in September 2014.

(3)	At his request, Dr. Paulsen serves as a director without compensation.

Non-employee directors may also elect to defer the award of shares of common stock and all or part of the annual and committee retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including a PMI common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the PMI Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

The Company reimburses non-employee directors (other than Dr. Paulsen) for their reasonable expenses incurred in attending Board of Directors, Committee and shareholder meetings and other corporate functions, including travel, meals and lodging. Non-employee directors (other than Dr. Paulsen) also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

PMI 2015 Proxy Statement • 23

STOCK OWNERSHIP INFORMATION

Ownership of Equity Securities

The following table shows the number of shares of common stock beneficially owned as of March 13, 2015, by each director, nominee for director and executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director, nominee for director and executive officer, and of the directors, nominees for director and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1)
Harold Brown	46,165
André Calantzopoulos	760,492
Louis C. Camilleri	952,814
Marc Firestone	207,080
Werner Geissler	719
Martin King	152,772
Jennifer Li	12,395
Jun Makihara	1,423
Sergio Marchionne	59,734
Kalpana Morparia	6,822
Lucio A. Noto	86,936
Jacek Olczak	223,792
Matteo Pellegrini	268,888
Frederik Paulsen	0
Robert B. Polet	8,351
Carlos Slim Helú	320,009
Stephen M. Wolf	71,946
Miroslaw Zielinski	208,672
Group (28 persons)	4,200,785

(1)

Includes shares of deferred stock as follows: Dr. Brown, 30,256; Mr. Calantzopoulos, 268,070; Mr. Firestone, 190,580; Mr. King, 62,630; Mr. Makihara, 1,423; Mr. Noto, 47,358; Mr. Olczak, 112,550; Mr. Pellegrini, 62,340; Mr. Slim, 11,901; Mr. Wolf, 48,624; Mr. Zielinski, 77,490; and group, 1,283,062. Also includes 17,085 shares as to which beneficial ownership is disclaimed by Mr. Noto (shares held by spouse). Also includes 300,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 15,909 shares held in trust as to which Dr. Brown shares voting and/or investment power with others and as to which he has not disclaimed beneficial ownership.

In addition to the shares shown in the table above, as of March 13, 2015, those directors who participate in the Company’s director deferred fee program had the following PMI share equivalents allocated to their accounts: Mr. Makihara, 527; Mr. Noto, 75,136; Mr. Slim, 6,311; and Mr. Wolf, 26,732. See “Compensation of Directors” on page 23 for a description of the deferred fee program for directors.

24 • PMI 2015 Proxy Statement

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding on March 13, 2015
Capital Research Global Investors A division of Capital Research and Management Company (CRMC) 333 South Hope Street Los Angeles, CA 90071	88,454,518	(1)	5.71%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	85,659,829	(2)	5.53%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	86,017,354	(3)	5.55%

(1)

According to a Schedule 13G/A, dated February 11, 2015, filed with the U.S. Securities and Exchange Commission on February 13, 2015, by Capital Research and Management Company presenting the number of shares as of December 31, 2014.

(2)

According to a Schedule 13G/A, dated January 12, 2015, filed with the U.S. Securities and Exchange Commission on February 2, 2015, by BlackRock, Inc. presenting the number of shares as of December 31, 2014.

(3)

According to a Schedule 13G, dated February 9, 2015, filed with the U.S. Securities and Exchange Commission on February 11, 2015, by The Vanguard Group presenting the number of shares as of December 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2014 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis.

PMI 2015 Proxy Statement • 25

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Compensation Discussion and Analysis outlines the design of our executive compensation program components, the objectives and principles upon which they are based, our 2014 performance and the resulting decisions of the Compensation and Leadership Development Committee to reflect that performance in setting compensation for the Chief Executive Officer, the named executive officers identified in the Summary Compensation Table on page 42 and the other members of our senior management team.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee consists entirely of non-management directors, all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are described below and set forth in the Compensation and Leadership Development Committee Charter, which is available on the Company’s website at www.pmi.com/governance. The members of the Committee are: Stephen M. Wolf (Chair), Harold Brown, Werner Geissler, Sergio Marchionne and Robert B. Polet. The Committee met seven times in 2014. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

Program Design, Philosophy and Objectives

Our compensation and benefits program supports our business and financial objectives. The program’s components are set and periodically reviewed by the Committee. Each component is designed to achieve one or more of the following objectives:

¡	to support our ability to attract, develop and retain world-class leaders;

¡	to align the interests of executives and shareholders;

¡	to reward performance;

¡	to support long-term business growth, superior financial results, societal alignment and integrity of conduct; and

¡	to promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

These objectives provide the framework for the various components of compensation and benefits and take into account the specific nature of our business. Together, these elements form an aggregate package that is intended to be appropriately competitive. The design of the overall package encompasses the following features:

¡	a mix of fixed and at-risk compensation: the higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package;
¡	a mix of annual and long-term compensation and benefits to appropriately reward the achievement of annual goals and objectives and long-term performance aspirations;

¡	a mix of cash and deferred equity compensation that seeks to discourage actions that are solely driven by the stock price at any given time to the detriment of PMI’s long-term strategic goals; and

¡

an optimal balance of equity compensation, together with significant stock ownership requirements, to align the interests of executives and shareholders while remaining mindful of the potential dilutive nature of equity compensation on shareholder value.

In determining the precise levels of each element of compensation, as well as the total compensation and benefits package awarded, the Committee exercises its business judgment and discretion in pre-establishing compensation ranges, setting the actual level of compensation within these ranges and reviewing total compensation design to assure that the various ranges remain appropriately competitive and continue to meet our objectives.

The Committee compares the Company’s compensation practices and levels of pay to a Compensation Survey Group as further discussed on page 38. Our compensation program also reflects local practices and is designed to deliver total direct compensation upon

26 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

attainment of targeted goals at the 75th percentile of the local market; actual total direct compensation can exceed the 75th percentile when business and individual performance exceed targeted goals, and can be significantly lower if goals are not met.

The Committee also compares the mix of compensation for our named executive officers to the compensation for those executives with similar roles in companies in our Compensation Survey Group.

Components of Our Total Direct Compensation Program

The three components of total direct compensation are base salary, annual incentive compensation awards and equity awards. We also provide our executives retirement benefits and limited perquisites.

Our total direct compensation program emphasizes pay-for-performance, and the one component that is fixed for a given year, base salary, constitutes the smallest portion of executive compensation. With respect to compensation earned in 2014, base salary constituted approximately 23% of total direct compensation for our named executive officers. The second component is the annual cash-based incentive compensation award that is determined by the

Committee based on individual and Company performance and that constituted approximately 24% of total direct compensation for our named executive officers in 2014. The third component is the equity award granted in 2015 that was determined based on 2014 individual performance and the Company’s rolling three-year total shareholder return over the 2012 to 2014 period relative to our Compensation Survey Group, our tobacco peer group and the S&P 500 Index, and that constituted approximately 53% of total direct compensation for our named executive officers in 2014.

Component	Key Characteristics	Key Objective

Base Salary	¡ Fixed component of compensation reflecting the scope of the executive’s role, performance and market pay practices.	¡ Intended to provide sufficient competitive base pay to attract, develop and retain world-class leaders.

Incentive Compensation (IC) Awards

¡  Annual performance-based variable cash award for meeting pre-established performance goals.

¡ Performance is assessed against annual operating targets, progress towards strategic initiatives and the executive’s individual performance.

¡  Final award is based on the Committee’s assessment of Company performance and the executive’s individual performance factor.

¡ Intended to motivate executives to meet or exceed our performance goals and strategic objectives in a given fiscal year.

Equity Awards

¡ Performance-based long-term variable equity award based on the executive’s contribution to increasing shareholder value.

¡  Contributes to all five of the Committee’s program design objectives while minimizing share dilution and protecting against excessive risk taking.

¡  Amount of each annual award is based on the Committee’s assessment of our total shareholder return (TSR) over the previous three-year period relative to the performance of our Compensation Survey Group, our tobacco peer group and the S&P 500 Index and the executive’s individual performance factor.

¡ Equity awards generally vest three years after being granted.

¡ Intended to motivate our executives to achieve superior returns for our shareholders over the long-term.

PMI 2015 Proxy Statement • 27

COMPENSATION DISCUSSION AND ANALYSIS

Changes in Compensation Structure

Last Year’s Say-on-Pay Vote on 2013 Executive Compensation: In 2014, 96.22% of the votes cast at our Annual Meeting of Shareholders approved, on an advisory basis, the 2013 compensation of our named executive officers. Based on this vote and the many conversations the Company continues to have with our shareholders, the Compensation and Leadership Development Committee believes that shareholders strongly support the Committee’s approach to aligning pay with performance.

Changes in Salary Banding Structure: Historically, the Company used a salary band structure for its executives, with letter-based bands ranging from A at the highest level through I at the lowest. Effective January 1, 2014, the Committee replaced the nine lettered salary bands with fifteen numeric grades ranging from 28 at the highest level to 14 at the lowest. The narrower salary levels under the new numeric system will afford the Company greater flexibility to differentiate job accountabilities and a more granular career progression ladder. The change in banding structure was not intended to have an immediate impact on the base salaries of most of the affected employees.

Recent Changes in Executive Compensation Levels and Mix: In 2013 and 2014, the Compensation and Leadership Development Committee took several significant actions regarding the absolute levels and the component mix of executive compensation. The first two of these actions reflected Mr. Calantzopoulos’s succession as Chief Executive Officer and Mr. Camilleri’s continuation as Chairman. This succession took place immediately after the 2013 Annual Meeting of Shareholders.

First, in connection with his appointment as CEO, effective May 8, 2013, Mr. Calantzopoulos was promoted from salary band B (now grade 26) to salary band A (now grade 28). Nevertheless, his annual base salary was maintained at its then existing level of CHF 1,476,150 (or $1,575,790 at June 11, 2013, the date of the Committee’s action). Mr. Calantzopoulos’s annual incentive compensation award target was set at 200% of his annual base salary, a reduction from the level of 300% previously associated with salary band A.

His equity award target was set at 600% of his base salary, the level previously associated with salary band A. In both 2014 and 2015, Mr. Calantzopoulos received no increase in his base salary or his incentive compensation and equity award targets.

Second, recognizing the fact that while he would fully assist in the management transition, Mr. Camilleri would no longer have management responsibility for the Company, effective May 8, 2013, he was removed from the Company’s salary band structure, his base salary was reduced from $1,750,000 to $1,000,000, and he ceased to be eligible for annual incentive compensation awards. Reflecting his role in assisting the CEO in long-term strategy, Mr. Camilleri remained eligible for equity compensation awards with a target of 600% of his new base salary. (Mr. Camilleri retired as an employee effective December 31, 2014.)

Third, after reviewing data from the Compensation Survey Group, as well as market data in Switzerland and other geographies where the Company has a significant presence, the Committee determined, effective January 1, 2014:

¡	to consider increases to the base salaries of the executive officers (16 persons currently) every two years instead of annually;

¡

to modify the variable compensation mix for salary grades 28 through 18 to increase the equity component relative to the cash component to better reflect market practices and to further enhance the focus of senior executives on longer-term performance, while remaining mindful of our objective to minimize equity dilution; and

¡

to reduce total variable compensation targets for all employees in grades 28 through 14, resulting in average reductions in total targeted direct compensation (base salary, cash incentive compensation and equity awards) of approximately 9-10% for the most senior executives.

In 2015, for the third year in a row, the Committee determined not to increase the base salaries of the Swiss-based executive officers.

28 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Target Compensation Mix

For 2014, except for the Chairman, all of our named executive officers were in salary grades 28 to 24. Our CEO is the only employee in salary grade 28. As shown in the chart below, the Compensation Committee determined, effective January 1, 2014, to rebalance the target level mix of fixed (base salary) and at-risk (annual incentive compensation and equity awards) compensation to more closely reflect the mix at the 75th percentile of the Company’s Compensation Survey

Group and the Swiss market, and to remain consistent with our objectives of putting proportionately greater compensation at risk for each increase in salary level and to further enhance the focus of senior executives on longer-term performance, while minimizing equity dilution. The increase in base salary as a percentage of total direct compensation reflects a reduction in target levels for both annual incentive compensation and equity awards, and not an increase in base salary levels.

Source: Towers Watson

PMI 2015 Proxy Statement • 29

COMPENSATION DISCUSSION AND ANALYSIS

Methodology for Linking Pay to Performance

Approximately 77% of total direct compensation earned by our named executive officers in 2014 was variable and directly linked to the Company’s and the individual’s performance. The lower percentage versus last year reflects reduced incentive compensation and equity award targets and a lower Company stock rating in 2014. The following section describes the process by which the Committee ties variable compensation to performance.

At the beginning of each year, the Committee sets target ranges with respect to key performance metrics. Each of the target ranges set by the Committee is based on the Company’s original operating budget approved by the Board for that year. The budget and the targets reflect appropriately ambitious but realistic performance goals. In February, the Committee evaluates the Company’s actual results against these targets and assigns the Company an incentive compensation (IC) business rating ranging from 0 to 150, with a rating of 100 correlating to attaining targeted levels of performance. Its evaluation is not only quantitative but also qualitative. Numerical weights are not assigned to any specific performance measure. Nor is a rating assigned based solely on the key performance measures. Rather, the Committee also assesses the Company’s progress on key strategic initiatives and our performance relative to our international competitors. It then determines the Company’s IC business rating based on its assessment of the Company’s overall performance for that year.

Next, the Committee determines the Company’s stock business rating, which can range from 0 to 150, based on the Company’s total shareholder return, or TSR, over a rolling three-year period relative to the returns of our Compensation Survey Group, our tobacco peer group and the S&P 500 Index.

Individuals are rated based on both a quantitative and a qualitative assessment of performance. Ratings can range from 0% to 150% for incentive compensation (IC) awards and from 0% to 130% for equity awards. To assure a disciplined, fair and equitable assessment of individual performance, the Company calibrates individual performance ratings to achieve budgeted total targeted compensation assuming Company ratings of 100%.

Incentive Compensation Award Formula

IC Award	=	Base Salary	X	Individual Target % (varies by grade)	X	IC Business Rating (1) (0%-150%)	X	Individual Rating (0%-150%)

(1)

2014 performance targets included: cigarette volume; share of top 30 OCI markets; net revenues, excluding excise taxes; adjusted OCI; adjusted diluted EPS; and free cash flow. Progress on key strategic initiatives is also evaluated.

Annual individual incentive compensation award targets in 2013 and 2014 as a percentage of base salary were as follows:

2013 Salary Band	2014 Salary Grade	2013 Individual Target %		2014 Individual Target %
A	28	200%	(1)	200%
B	26	180%		125%
C	25	120%		100%
C	24	120%		100%

(1)	Reduced from 300% effective May 8, 2013.

Equity Award Formula

Stock Award	=	Base Salary	X	Individual Target %	X	Stock Business Rating (1) (0%-150%)	X	Individual Rating (0%-130%)

(1)	Our rolling 3-year TSR is measured relative to our Compensation Survey Group, our tobacco peer group and the S&P 500 Index.

Annual individual equity award targets in 2013 and 2014 as a percentage of base salary were as follows:

2013 Salary Band	2014 Salary Grade	2013 Individual Target %	2014 Individual Target %
A	28	600%	600%
B	26	270%	275%
C	25	180%	175%
C	24	180%	160%

Equity awards are granted to management employees under the Philip Morris International Inc. 2012 Performance Incentive Plan and are intended to build stock ownership and enhance the retention and commitment of participants to increasing long-term shareholder value. Equity awards are made in shares of performance-based deferred stock, rather than stock options, because this form of award:

¡	establishes a relationship between our cost and the value ultimately delivered to our executives that is more direct and more visible than is the case with stock options; and

30 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

¡

requires the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate (number of stock awards granted in the calendar year as a percentage of all shares outstanding) in 2014 of 0.16% and a total 2014 year-end overhang (number of unexercised stock options and unvested stock awards as a percentage of all shares outstanding) of 0.46%.

As a result, our run rate and overhang each compares favorably to those of the Compensation Survey Group.

Equity award recommendations are approved annually at the Committee’s February meeting, and are granted on the date of approval. The Committee determines the dollar value of each award based on its assessment of the Company’s prior three-year TSR relative to the returns of our Compensation Survey Group, our tobacco peer group and the S&P 500 Index, along with its rating of the individual’s performance. The number of shares awarded is based on the fair market value of PMI stock on the date of grant.

Equity awards generally vest three or more years after the date of the award, subject to earlier vesting on death or disability or normal retirement, or separation from employment by mutual agreement after reaching age 58. The three-year vesting period provides PMI with a means of both retaining and motivating executives.

Recipients receive dividend equivalents on unvested equity awards during the vesting period in order to further align the interests of participants with those of shareholders.

PMI 2015 Proxy Statement • 31

COMPENSATION DISCUSSION AND ANALYSIS

2014 Company Performance and Targets

Analysis of 2014 Incentive Compensation Business Rating: The Committee believes that quality of results is key and, accordingly, uses its business judgment to assess performance both on a quantitative and qualitative basis and to tie compensation to performance based on those assessments rather than on a fixed formula. With regard to its quantitative assessment, the following table shows the performance target ranges pre-established by the Committee for 2014 incentive compensation awards and the Company’s results. The percentages indicated for cigarette volume, net revenues, adjusted OCI and adjusted diluted EPS represent targeted and actual growth versus 2013 results.

Measure (1)	Target Range	Actual Results
Cigarette Volume (2)	-2.8% to -1.8%	-2.8%
Share of Top 30 OCI Markets (3)	Growing or Stable in 15-17 Markets	Growing or Stable in 19 Markets
Net Revenues (4)	1.9% to 2.9%	2.0%
Adjusted OCI (5)	0.5% to 2.1%	flat
Adjusted Diluted EPS (6)	6.6% to 8.6%	7.8%
Free Cash Flow (6)(7)	$7.0 to $8.0 billion	$7.3 billion

(1)	For a reconciliation of non-GAAP to GAAP financial measures see Exhibit B to this proxy statement.

(2)	Excluding acquisitions.

(3)	Operating Companies Income (Operating Income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net).

(4)	Excluding excise taxes, currency and acquisitions.

(5)	Excluding currency and acquisitions.

(6)	Excluding currency.

(7)	Net cash provided by operating activities less capital expenditures.

We met or exceeded five of our performance target ranges for 2014 and narrowly missed one, despite facing a number of specific challenges in key markets such as Italy, Japan and the Philippines, investing in the launch of Reduced-Risk Products, rolling out the Marlboro 2.0 Architecture, and undertaking a major optimization of our manufacturing footprint, all within an operating environment of continued macro-economic weakness, significant market declines in Russia and the EU, and consumer down-trading across many geographies. We also encountered unanticipated geopolitical problems in the EEMA region.

Within this context, we effectively used every business lever under our control to deliver a solid currency neutral financial performance. Importantly, we continued to strengthen our business fundamentals as witnessed by the broad-based share gains of our industry-leading portfolio. We made substantial progress in addressing our specific market challenges and achieved currency neutral adjusted earnings per share growth of 7.8%, within our target range.

Cigarette Volume (excluding acquisitions): fell by 2.8% in 2014, within our performance target range of minus 2.8% to minus 1.8%. The decline was driven by total market declines, notably in Russia, the Philippines, Japan, Poland, Kazakhstan and France, and the impact of unfavorable inventory movements, predominantly in Japan, Russia and the Middle East, but partially offset by market share gains in both the EU and EEMA Regions. Our volume performance was hindered by the Asia Region, driven by lower market share in Japan, a lower total duty-paid market in the Philippines, and temporary share weakness in Indonesia.

Share of Top 30 OCI Markets: Our market share performance was strong, with 19 of our top-30 income markets registering growing or stable share, exceeding our target range of 15-17 markets, despite significant price competition at the low end of the market in several markets, most notably Mexico, Ukraine, Australia, and Turkey.

Net Revenues (excluding excise taxes, currency and acquisitions): Net revenues of $29.8 billion, reflecting constant currency growth, excluding acquisitions, of 2.0% versus 2013, fell within our performance target range of 1.9% to 2.9%. This result reflected the severely adverse volume/mix that eroded a significant portion of our favorable pricing.

Adjusted OCI (excluding currency and acquisitions): Constant currency adjusted OCI, excluding acquisitions, was flat versus 2013 and below our target performance range of 0.5% to 2.1% growth, a result driven by adverse volume/mix and higher manufacturing costs that offset strong pricing. Three markets weighed heavily: Australia, Indonesia and Japan, which more than offset the above-target performance of both the EU and EEMA Regions.

Adjusted Diluted EPS (excluding currency): Our 7.8% constant currency growth fell within the performance target range of 6.6% to 8.6% growth.

Free Cash Flow: Free cash flow of $7.3 billion, excluding the impact of changes in currency exchange rates from the rates assumed in establishing the free cash flow performance target range, fell within the target range of $7.0 to $8.0 billion.

32 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to these six quantitative performance measures, the Committee also evaluated our performance qualitatively on the following key strategic initiatives:

¡

our commercialization of iQOS, via pilot launches in Nagoya, Japan, and Milan, Italy, represented a major milestone in our efforts to provide adult smokers innovative Reduced-Risk Products, and capped a year of great progress with respect to the commercialization, scientific evolution and regulation of these products;

¡

the beginning of a bold new chapter for the Marlboro brand, following the initial roll-out of Architecture 2.0, which has reinforced the brand’s visual identity through a modern, minimalistic and soft tactile effect pack, while enhancing the smoking experience through the new Firm Filter™ technology, and through a continued stream of innovations, resulting in the brand’s overall robust performance;

¡	addressing decisively our market share issue in Japan;

¡

the continued transformation of our commercial organization, which is on track for completion in 2015, to create a new strategic framework for adult consumer-focused marketing and sales and improved trade engagement, which has resulted in favorable share performance across most markets and a sustainable competitive advantage;

¡	a significant optimization of our global manufacturing footprint through facility rationalization in the Netherlands, Australia, Canada and Indonesia;

¡	sustained progress towards improving tax structures, which continued to gain momentum in most of the world;

¡	the successful completion of key business development initiatives, including the acquisition of Nicocigs (a leading UK-based e-vapor company);

¡

our continued efforts to pursue comprehensive, evidence-based regulation governing the manufacture, marketing, sale, use and taxation of tobacco products, but also acknowledging intensifying regulatory challenges;

¡	our continuation of a comprehensive plan to further improve organizational effectiveness;

¡	surpassing our 2014 gross productivity and cost savings target of $300 million;

¡	our efforts and results in improving our safety record, which were recognized by our being awarded the International Fleet Safety Award from Fleet Europe;

¡	our continued efforts and results in improving our environmental record, particularly noting that we were recognized as a Climate Performance Leader by the Carbon Disclosure Project in 2014;

¡	our continued progress in addressing child and migrant labor issues associated with tobacco farming;

¡	our continued progress in nurturing and developing our talent pool and future leadership and increasing our diversity; and

¡	our robust control, compliance and integrity programs.

The Committee also considered our setbacks, including lower-than-expected profitability in Australia as we responded to aggressive discounting at the low end of that market, lower-than-expected share growth in Indonesia, the continued practice of a local competitor in the Philippines to underdeclare its volume for excise tax purposes, and the impact of the strong dollar on our reported results.

PMI 2015 Proxy Statement • 33

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of 2014 Stock Business Rating: For purposes of determining the Company performance rating for equity awards, the Committee considered total shareholder return (TSR) relative to the returns of our Compensation Survey Group, our tobacco peer group and the S&P 500 Index. While the Committee assesses the Company’s annual performance each year to set annual incentive compensation awards, it takes a longer-term view and considers our TSR over a rolling three-year period to set equity awards. From January 1, 2012, through December 31, 2014, as shown in the table below, our TSR was 17.5%, substantially below the TSR of our tobacco peer group, our Compensation Survey Group, and the S&P 500 Index. Our TSR performance has suffered significantly from severe currency headwinds as a result of the strength of the U.S. dollar. The impact on PMI is disproportionate not only to the major American tobacco companies with pure U.S. dollar earnings, but also to the other comparator groups. Our cumulative adverse currency impact on reported diluted EPS over the three-year period was $1.37. In addition, our period-end stock price reflects investor sentiment regarding the continued strengthening of the U.S. dollar, as well as the continued weakness of the Russian ruble, in 2015. Taking all these considerations into account, the Committee assigned the Company a stock business rating in 2014 of 85, the lowest rating since our spin-off in 2008.

Source: FactSet.

Note: Peer groups represent the market weighted average return of the group.

(1)	The tobacco peer group consists of Altria, BAT, Imperial Tobacco, Japan Tobacco, Lorillard and Reynolds American.

(2)

The PMI Compensation Survey Group consists of the following companies with substantial global sales that are direct competitors; or have similar market capitalization; or are primarily focused on consumer products (excluding high technology and financial services); and are companies for which comparative executive compensation data are readily available: Bayer AG, British American Tobacco p.l.c., The Coca-Cola Company, Diageo plc, GlaxoSmithKline, Heineken N.V., Imperial Tobacco Group PLC, Johnson & Johnson, McDonald’s Corp., Mondelēz International, Inc., Nestlé S.A., Novartis AG, PepsiCo, Inc., Pfizer Inc., Roche Holding AG, Unilever NV and PLC and Vodafone Group Plc. Compensation Survey Group TSR weights Mondelēz’s TSR at 65% of Kraft’s market capitalization on January 1, 2012, based on Mondelēz’s initial market capitalization relative to the combined market capitalization of Mondelēz and Kraft on October 2, 2012, reflecting the split of those two companies via a spin-off.

34 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Alternative CEO Pay Disclosure: The chart below illustrates the total direct compensation paid to our CEO with respect to performance in 2012, 2013 and 2014, together with the Company’s rolling three-year TSRs and IC business ratings for such periods. Effective immediately after the 2013 Annual Meeting of Shareholders, Mr. Calantzopoulos succeeded Mr. Camilleri as CEO. The compensation amounts included in the chart for 2013 are the amounts earned by Mr. Calantzopoulos in his capacity as CEO, annualized to show what his 2013 compensation would have been had he been CEO for the entire year, rather than the proration actually applied. The chart is not a substitute for the SEC required disclosure included in the Summary Compensation Table on page 42. The Summary Compensation Table, in accordance with SEC rules, reflects the equity award paid in the year shown but determined with respect to the prior year’s performance (i.e., the amount of the equity award paid in 2014 is based on 2013 performance). In contrast, the following chart reflects the equity awards granted for the performance year and is intended to convey the decisions of the Committee with respect to linking the components of total direct compensation to a given year’s performance.

(1)

The following table sets forth the amount for each component of total direct compensation shown in the chart above. 2012 reflects compensation paid to the Company’s former CEO. 2013 reflects annualized total direct compensation for Mr. Calantzopoulos in his capacity as CEO, which is denominated in Swiss francs and has been converted to USD at an average exchange rate for 2013 of $1.00 = 0.9268 CHF. 2014 total direct compensation has been converted to USD at an average rate for 2014 of $1.00 = 0.9155 CHF.

Year	Base Salary ($)	IC Award ($)	Equity Award ($)	Total Direct Compensation ($)
2012	1,750,000	7,500,000	14,500,816	23,750,816
2013	1,596,151	2,680,578	8,987,823	13,264,552
2014	1,615,871	3,216,734	8,140,289	12,972,894

PMI 2015 Proxy Statement • 35

COMPENSATION DISCUSSION AND ANALYSIS

2014 Individual Performance and Compensation Decisions

André Calantzopoulos, Chief Executive Officer: Mr. Calantzopoulos was promoted from Chief Operating Officer to Chief Executive Officer following the May 2013 Annual Meeting of Shareholders; however, the Committee maintained his base salary at its prior level. It also set Mr. Calantzopoulos’s annual incentive award target at 200% of base salary, versus the 300% level previously associated with the CEO position. The Committee set Mr. Calantzopoulos’s equity award target at 600%, the level previously associated with the CEO position. The Committee maintained Mr. Calantzopoulos’s base salary, incentive target and equity award target at these levels in 2014 and 2015.

The Committee assigned Mr. Calantzopoulos individual performance ratings for 2014 of 105% for the incentive compensation award and 100% for the equity award, resulting in an annual incentive compensation award of CHF 2,944,920 and an equity award of CHF 7,528,370, or $3,184,224 and $8,140,289, respectively, based on the conversion rate on the date of the awards.

These awards reflect the Committee’s view that under Mr. Calantzopoulos’s capable leadership the Company used every lever within its control to deliver a solid currency neutral financial performance in 2014, meeting or exceeding five of its six performance targets, despite facing a difficult operating environment as described on page 32. The Company also made substantial progress on several strategic initiatives as described on page 33.

Louis C. Camilleri, Chairman: Mr. Camilleri stepped down from his position as Chief Executive Officer immediately following the 2013 Annual Meeting of Shareholders. He remained as an employee and as Chairman of the Board.

Reflecting his new role, Mr. Camilleri’s base salary was reduced for the remainder of 2013 from $1.75 million to $1.0 million, and he ceased to be eligible for annual incentive compensation awards. He remained eligible for equity compensation awards with a target of 600% of his new base salary. The Committee maintained Mr. Camilleri’s base salary and equity award target at these levels in 2014.

Effective December 31, 2014, Mr. Camilleri retired from his employment and became a non-employee Chairman of the Board. In recognition of his strong leadership throughout 2014, and of the fact that he would not be eligible for an equity award for his 2014 service as a result of his retirement, the Committee granted Mr. Camilleri a cash award of $3.75 million, or approximately 63% of his targeted equity award.

36 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers:

Marc Firestone: Mr. Firestone serves as our Senior Vice President and General Counsel. His incentive compensation and equity awards recognize his excellent performance and inspiring leadership of our Law and Corporate Affairs Departments. His incentive compensation award was based on a personal rating of 110% and his equity award on a personal rating of 120%. These ratings recognize his remarkable contributions to a number of critical initiatives in the regulatory, litigation, intellectual property and compliance fronts, notably the significant progress in the regulatory and fiscal frameworks for RRPs, his critical role in our efforts to combat plain packaging, his strategic guidance of our Corporate Affairs activities and the continued improvements in the operating efficiency of the functions he leads.

Martin King: Mr. King was appointed President of our Latin America and Canada Region in February 2014. Previously, he served as Senior Vice President Operations. His incentive compensation award was based on a personal rating of 110% and his equity award was based on a personal rating of 115%. These ratings reflect his strong leadership and robust performance of the Region. The Region’s volume in 2014 decreased by 2.7%, mainly due to total market declines in Canada, Brazil and Mexico, as well as lower market share in Mexico. Despite this volume decline, constant currency net revenues, excluding excise taxes, and adjusted operating companies income, grew by 10.6% and 12.5%, respectively. Mr. King’s ratings also reflect widespread share gains across the Region, his rapid grasp of the intricacies of his new responsibilities, and his invaluable contributions to our Operations strategies that yielded excellent results in 2014.

Jacek Olczak: Mr. Olczak serves as our Chief Financial Officer. His incentive compensation award was based on a personal rating of 105% and his equity award was based on a personal rating of 110%. These ratings recognize Mr. Olczak’s leadership and invaluable contributions to our financial results in a year characterized by very significant business challenges and unprecedented currency headwinds. Of particular significance is his role in the management of our working capital and balance sheet and in securing attractive capital market transactions, the seamless execution of our manufacturing footprint optimization, productivity and cost saving programs, his drive behind our initiatives to reduce process complexity and improve speed to market across PMI, and in assuring timely and transparent communication of our results and strategies to the investment community in a very complex business year.

Matteo Pellegrini: Mr. Pellegrini serves as President of our Asia Region. In 2014 Asia faced tremendous challenges due to the continuation of the special situation in the Philippines, the annualization of our 2013 share loss in Japan, heavy price discounting in Australia, and market share challenges in Indonesia at the beginning of the year, all of which adversely impacted the Region’s business results. Volume in Asia declined 4.4% and net revenues, excluding excise taxes and adjusted operating companies income, each on a constant currency basis, decreased by 7.2% and 16.6%, respectively. His incentive compensation and equity awards were each based on a personal rating of 80%. These ratings reflect the fact that the Region fell short on several performance metrics. They do, however, recognize his strong leadership under extremely adverse circumstances, the stabilization of our share performance in Japan, sequential share improvement in Indonesia, our decisive response to the Australian situation, and, as a result of groundwork set in 2014, a better outlook for the Philippines as we entered 2015. Furthermore, these ratings reflect the successful pilot launch of iQOS in Japan.

Miroslaw Zielinski: Mr. Zielinski serves as President of our Eastern Europe, Middle East and Africa Region and PMI Duty Free. His incentive compensation and equity awards were each based on a personal rating of 120%. These ratings recognize his exceptional leadership of the Region and the Region’s excellent results achieved in 2014, which exceeded key performance metrics. Volume in the Region declined by 2.9%, mainly due to total market declines in Russia, Serbia and Ukraine. Despite this decline, net revenues, excluding excise taxes, and adjusted operating companies income, each on a constant currency basis, surged by 10.5% and 17.1%, respectively, making this Region a major contributor to PMI’s overall results in 2014. Mr. Zielinski’s ratings also reflect significant share gains across the Region, particularly in Russia, and his critical contributions to innovation and brand portfolio development, as well as business development initiatives.

PMI 2015 Proxy Statement • 37

COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Policies and Processes

Use of External Market Data

Compensation Survey Group: To ensure that our compensation program remains competitive and aligned with our overall philosophy and objectives, the Committee compares our compensation and benefit practices and levels of pay to a Compensation Survey Group consisting of companies with substantial global sales that compete with us for talent and:

¡	are primarily focused on consumer products (excluding high technology and financial services); or
¡	have similar market capitalization; or
¡	are direct competitors; and
¡	are companies for which comparative executive compensation data are readily available.

Using these characteristics as our guide, the following 17 companies have been selected as our Compensation Survey Group:

¡ Bayer AG	¡ British American Tobacco p.l.c.
¡ The Coca-Cola Company	¡ Diageo plc
¡ GlaxoSmithKline	¡ Heineken N.V.
¡ Imperial Tobacco Group PLC	¡ Johnson & Johnson
¡ McDonald’s Corp.	¡ Mondelēz International, Inc.
¡ Nestlé S.A.	¡ Novartis AG
¡ PepsiCo, Inc.	¡ Pfizer Inc.
¡ Roche Holding AG	¡ Unilever NV and PLC
¡ Vodafone Group Plc

This survey group consists of companies that are multinationals based in the U.S. and in several European countries, reflecting the fact that, while we are headquartered in the U.S., the core of our businesses, employees and competitors is global in nature. We believe that the resulting data we use to benchmark our program appropriately reflect the geographic locations in which we operate, and we supplement this data with local market data in each area where we have significant operations to ensure we have an informed view of both local and global pay practices.

The Committee regularly reviews this survey group to ensure its appropriateness. There was no change to this survey group in 2014.

38 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Factors Mitigating Against Possible Adverse Consequences of Our Compensation Program: Several elements of our compensation program protect against the possibility that compensation incentives might cause employees to take risks that could materially adversely affect the Company. First, we do not have different incentive compensation award programs for particular business units or functions. Our annual incentive compensation and equity awards apply to management employees worldwide, and the award pools for each of those programs are based on company-wide performance measures that cannot be unduly influenced by a particular business unit or group. Second, all employees are rated on the same scale within general guidelines set by the Committee. These ratings are spread throughout the organization so that no particular group of employees will all receive the same rating. Third, both the company-wide and the individual performance measures are subject to maximum levels that limit the amount of awards.

Furthermore, the long-term component of our compensation program consists of equity awards that are effectively measured or at risk over a six-year period. At the time of grant, the awards are based on an historical three-year rolling average of total shareholder return compared to the returns of our Compensation Survey Group, our tobacco peer group and the S&P 500 Index, and the awards generally vest only after an additional three years from the date of grant. In addition, our executives are subject to stock ownership requirements and comprehensive anti-hedging and “clawback” policies described in the following two sections.

Stock Ownership Requirements and Hedging: The Committee requires certain levels of PMI stock ownership for our executives, including our named executive officers. These requirements are as follows:

NEOs	Multiple of base salary
Salary grade 28	15 times
Salary grade 26	9 times
Salary grade 25	6 times
Salary grade 24	6 times

Executives are required to meet their ownership levels within five years of joining PMI or within three years after a promotion. The Committee reviews each executive officer’s compliance with the requirements on an annual basis. As of December 31, 2014, all of our named executive officers met or exceeded the applicable requirements. Our executive officers are not permitted to engage in any hedging activities with respect to PMI stock.

Policy Regarding the Adjustment or Recovery of Compensation: Under our Board approved policy and as set forth in each named executive officer’s equity award agreement, if the Board or an appropriate Committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have otherwise been paid, the Board or Committee shall take action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any incentive compensation paid to the executive, causing the partial or full cancellation of equity awards, adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or Committee determines to be in the best interests of the Company.

Role of the Committee in Executive Compensation: The role of the Committee is to discharge the Board’s responsibilities relating to executive compensation matters. In this regard the Committee is responsible for the development and administration of our executive compensation and benefits program. In furtherance of this purpose, the Committee has the authority and responsibility to:

¡

Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, to evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation;

¡

Set executive compensation and make recommendations to the Board with respect to incentive compensation plans and equity based plans, administer and make awards under such plans and review the cumulative effect of its actions;

¡	Review and approve compensation of all executive officers;

¡	Monitor compliance by executives with the Company’s stock ownership requirements; and

¡	Review and assist with the development of executive succession plans.

PMI 2015 Proxy Statement • 39

COMPENSATION DISCUSSION AND ANALYSIS

The Committee, in fulfilling these duties, is supported by our Senior Vice President, Human Resources and his department, its executive compensation consultant and other outside legal, financial and compensation counsel, where appropriate.

Role of the Chairman and the CEO in Executive Compensation: Our CEO makes recommendations to the Committee with respect to the compensation of executive officers other than the Chairman. The Committee reviews and discusses the compensation of these officers with the CEO, and the Committee makes the final compensation decisions with respect to these executive officers. The CEO makes no recommendation and has no role in setting any aspect of his own compensation; he does not attend any Committee meetings when any element of his compensation is discussed.

Role of Compensation Consultants: During 2014, the Committee retained the services of Mr. Michael Halloran of Mercer LLC, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). In connection with his mandate, Mr. Halloran advises the Committee with respect to the compensation of the Chairman, the CEO and other executives. In addition to these services, Mr. Halloran provides the Committee with input into the design of our compensation and benefit programs and evolving regulatory and executive compensation market trends.

Mercer was paid $25,417 for Mr. Halloran’s services. Prior to his retention in 2009 by the Committee, Mr. Halloran had never performed any services for PMI or its affiliates and was not recommended to the Committee by management.

PMI and its affiliates have engaged other offices of Mercer to provide services unrelated to executive compensation, primarily benefits consulting and benchmarking of salaries for different position levels around the world.

Mercer’s fees for these services totaled $1,330,577 in 2014. Mercer is retained directly by the relevant PMI business function, region or market when Mercer provides these other services, and these services and fees are not subject to the approval of the Committee. In addition, MMC and its affiliates other than Mercer provided certain non-compensation related services, primarily insurance brokerage, to PMI and its affiliates in 2014 for fees totaling $1,685,731. Neither these additional services nor the fees are subject to the Committee’s approval.

Consistent with the requirements of its Charter, the Committee has reviewed and considered:

¡	The services Mr. Halloran performed for the Committee during 2014;

¡	The other services performed by Mercer and MMC for PMI and its affiliates in 2014;

¡	The fees paid by the Company as a percentage of Mercer’s total revenue;

¡	Mr. Halloran’s ownership of the Company’s stock (he has no such ownership);

¡	The relationships among PMI, the Committee members, Mercer and MMC; and

¡	The quality and objectivity of the services Mr. Halloran provided to the Committee.

The Committee noted that Mr. Halloran does not market or sell to PMI or its affiliates the other services performed by Mercer and MMC, and Mr. Halloran receives no incentive or other compensation based on the fees paid by PMI and its affiliates for these other services. In addition, Mercer’s professional standards prohibit Mr. Halloran from considering any other relationships Mercer or any of its affiliates may have with PMI and its affiliates in rendering his advice and recommendations to the Committee. Based on its review, the Committee has concluded that the advice it receives from Mr. Halloran is objective and not influenced by Mercer’s or MMC’s relationships with PMI or its affiliates.

Compensation and Leadership Development Committee Interlocks and Insider Participation: No member of the Committee at any time during 2014 had any relationship with the Company that would be required to be disclosed as a related person transaction or as a compensation committee interlock.

Policy with Respect to Qualifying Compensation for Deductibility: Our ability to deduct compensation paid to individual officers who are covered by Section 162(m) of the U.S. Internal Revenue Code is generally limited to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The annual incentive compensation awards for 2014 and the equity awards that were awarded for 2014 to our covered named executive officers in February 2015 were subject to, and made in accordance with, performance-based compensation arrangements.

40 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual incentive compensation and equity awards. However, notwithstanding this general policy, the Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible, if it believes that they are in the best interests of both the Company and its shareholders. Such determinations include, for example, payment of base salaries to some covered officers that exceed $1.0 million, with the result that a portion of such officers’ base salaries exceed the deductibility limit. In addition, covered officers’ compensation may exceed the deductibility limit because of other elements of compensation, such as dividend equivalents paid on equity awards during the time-based vesting requirements and perquisites.

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 26 through 56 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Leadership Development Committee:

Stephen M. Wolf, Chair

Harold Brown

Werner Geissler

Sergio Marchionne

Robert B. Polet

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PMI 2015 Proxy Statement • 41

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our named executive officers: the Chief Executive Officer, Chief Financial Officer and the five most highly compensated officers serving as executive officers on December 31, 2014. These amounts are based on the compensation earned by these officers while employed by PMI for each year. The compensation for Mr. King for 2012 and 2013 is not shown because he was not a named executive officer for those years.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value (5) ($)	All Other Compensation (6) ($)	Total Compensation ($)
André Calantzopoulos, Chief Executive Officer	2014	1,615,871	-	7,373,771	2,961,504	1,941,518	232,205	14,124,869
	2013	1,596,151	-	6,566,441	2,659,872	-	84,148	10,906,612
	2012	1,567,014	-	6,894,017	3,992,790	4,390,062	30,361	16,874,244
Louis C. Camilleri, Chairman	2014	1,000,000	3,750,000	6,740,312	-	3,228,646	322,888	15,041,846
	2013	1,260,959	-	14,500,816	1,500,000	-	293,558	17,555,333
	2012	1,750,000	-	15,015,789	7,500,000	5,578,063	460,239	30,304,091
Marc Firestone, Senior Vice President and General Counsel	2014	1,092,660	-	3,381,815	1,313,626	621,372	14,473	6,423,946
	2013	1,079,165	-	4,268,275	2,127,898	529,778	28,013	8,033,129
	2012	758,366	250,000	5,412,373	2,594,494	254,962	216,109	9,486,304
Martin King, President, Latin America and Canada Region	2014	904,627	-	1,663,315	866,985	1,684,661	512,818	5,632,406
Jacek Olczak, Chief Financial Officer	2014	1,045,532	-	2,971,427	1,196,229	1,808,118	13,779	7,035,085
	2013	1,033,904	-	3,720,924	1,875,910	-	34,041	6,664,779
	2012	972,358	-	2,555,575	2,184,837	2,714,181	42,997	8,469,948
Matteo Pellegrini, President, Asia Region	2014	1,030,243	-	1,552,946	718,433	1,584,433	573,634	5,459,689
	2013	1,017,664	-	2,444,952	750,364	-	541,655	4,754,635
	2012	997,858	-	2,802,556	1,626,611	2,639,670	551,879	8,618,574
Miroslaw Zielinski, President, EEMA Region & PMI Duty Free	2014	1,013,852	-	1,885,609	1,060,438	1,469,430	45,881	5,475,210
	2013	1,001,473	-	2,788,041	1,175,944	-	65,732	5,031,190
	2012	983,679	-	2,655,638	1,867,490	2,363,898	46,588	7,917,293

(1)

The 2014 base salaries earned in Swiss francs for Messrs. Calantzopoulos, Firestone, King, Olczak, Pellegrini, and Zielinski are converted to U.S. dollars using an average conversion rate for 2014 of $1.00 = 0.9155 CHF. Year-to-year variations in the salaries and other amounts reported for our Swiss payroll-based officers (Messrs. Calantzopoulos, Firestone, King, Olczak, Pellegrini, and Zielinski) result in part from year-to-year variations in exchange rates.

(2)	In recognition of his service and performance during 2014 and of the fact that due to his retirement he ceased to be eligible for an equity award, Mr. Camilleri received a payment of $3,750,000.

(3)

The amounts shown in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The number of shares awarded in 2014, together with the grant date values of each award, is disclosed in the Grants of Plan-Based Awards During 2014 table on page 45.

(4)

Annual incentive compensation awards for our Swiss payroll-based officers are converted to U.S. dollars using the exchange rate on December 31, 2014, of $1.00 = 0.9944 CHF. During his employment as executive Chairman, Mr. Camilleri was not eligible for annual incentive compensation awards.

(5)

The amounts shown reflect the change in the present value of benefits under the pension plans listed in the Pension Benefits table. The increases in change in present value in 2014 were significantly driven by the mandated use of lower interest rates to discount projected future benefits. Such increases would reverse in the event higher interest rates are used in future periods as was the case in 2013.

(6)	Details of All Other Compensation for each of the named executive officers appear on the following page.

42 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

All Other Compensation

Name and Principal Position	Year	Allocation to Defined Contribution Plans (a) ($)	International Assignments (b) ($)	Personal Use of Company Aircraft (c) ($)	Car Expenses (d) ($)	Tax Preparation Services (e) ($)	Totals ($)
André Calantzopoulos, Chief Executive Officer	2014	-	-	197,002	33,565	1,638	232,205
	2013	-	-	49,012	35,136	-	84,148
	2012	-	-	-	30,361	-	30,361
Louis C. Camilleri, Chairman	2014	130,000	-	176,302	16,586	-	322,888
	2013	88,779	-	190,948	13,831	-	293,558
	2012	262,500	-	178,137	19,602	-	460,239
Marc Firestone, Senior Vice President and General Counsel	2014	-	-	-	-	14,473	14,473
	2013	-	-	-	11,218	16,795	28,013
	2012	-	175,415	-	16,829	23,865	216,109
Martin King, President, Latin America and Canada Region	2014	-	495,060	-	6,289	11,469	512,818
Jacek Olczak, Chief Financial Officer	2014	-	-	-	13,114	665	13,779
	2013	-	-	-	28,240	5,801	34,041
	2012	-	-	-	27,697	15,300	42,997
Matteo Pellegrini, President, Asia Region	2014	-	542,590	-	31,044	-	573,634
	2013	-	513,721	-	27,934	-	541,655
	2012	-	528,342	-	23,537	-	551,879
Miroslaw Zielinski, President, EEMA Region & PMI Duty Free	2014	-	-	-	28,637	17,244	45,881
	2013	-	-	-	29,111	36,621	65,732
	2012	-	-	-	25,702	20,886	46,588

(a)

The amounts shown for all years include contributions to tax-qualified defined contribution plans and contribution credits to the defined contribution component of the unfunded non-qualified plans and are consistent with contributions to all eligible employees.

(b)

The amounts shown include payments or reimbursements made pursuant to PMI’s Long-Term Assignment Guidelines, which are designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the Long-Term Assignment Guidelines ensure that employees have the necessary financial support to help meet cost differences associated with these assignments. The Long-Term Assignment Guidelines cover housing, home leave, relocation, education expenses and tax equalization, as well as other program allowances. Currently, there are approximately 945 participants in the program.

(c)

For reasons of security and personal safety, PMI requires Messrs. Calantzopoulos and Camilleri to use Company aircraft for all travel. The amounts shown are the incremental cost of personal use of Company aircraft to PMI and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. Messrs. Calantzopoulos and Camilleri have each agreed to reimburse the Company for his personal usage of Company aircraft to the extent that the aggregate incremental cost of such usage exceeds $200,000 per fiscal year; each is responsible for his own taxes on any imputed taxable income resulting from personal use of Company aircraft.

(d)

Amounts shown for Messrs. Calantzopoulos and Camilleri include the incremental cost of personal use of driver services that PMI provided for reasons of security and personal safety. With respect to Messrs. Calantzopoulos, King, Olczak, Pellegrini, and Zielinski, amounts include the cost, amortized over a five-year period, of a vehicle, including insurance, maintenance, repairs and taxes. Executives are responsible for their own taxes on any imputed taxable income resulting from car expenses.

(e)	The tax preparation services are pursuant to PMI policies that apply to all Swiss payroll-based management employees.

PMI 2015 Proxy Statement • 43

COMPENSATION DISCUSSION AND ANALYSIS

The following are the specific amounts paid by the Company under the Long-Term Assignment Guidelines:

Name and Principal Position	Year	Housing ($)	Home Leave ($)	Relocation ($)	Education ($)	Tax Equalization (a) ($)	Other Program Allowances (b) ($)	Totals ($)
Marc Firestone, Senior Vice President and General Counsel	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-
	2012	-	-	165,301	-	-	10,114	175,415
Martin King, President, Latin America and Canada Region	2014	130,463	34,328	127,616	-	158,210	44,443	495,060

Matteo Pellegrini, President, Asia Region	2014	461,307	42,226	-	31,723	-	7,334	542,590
	2013	416,728	42,452	-	47,208	-	7,333	513,721
	2012	391,748	81,118	-	42,526	-	12,950	528,342

Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using average conversion rates for 2014 of $1.00 = 0.9155 CHF and $1.00 = 7.7547 HKD.

(a)

The tax equalization payments made pursuant to PMI’s Long-Term Assignment Guidelines are to ensure that an assignee’s income tax liability is approximately the same as if he or she had not accepted a long-term international assignment. Payments for tax equalization often occur in years following the actual tax year. The Company has covered the excess taxes on behalf of Mr. King pursuant to our assignment tax principle. The amount reflected in the table includes the incremental taxes paid in early 2015 in relation to Mr. King’s 2014 compensation.

(b)	Other Program Allowances include tax preparation services paid by the Company under the Long-Term Assignment Guidelines.

44 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards During 2014

		Estimated Possible Payouts Under Non-Equity Annual Incentive Plan (1)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock Awards ($)
André Calantzopoulos,	2014	0	2,968,926	6,680,084
Chief Executive Officer	2/6/2014				94,870	7,373,711
Louis C. Camilleri,	2014	0	0	0
Chairman	2/6/2014				86,720	6,740,312
Marc Firestone,	2014	0	1,257,055	2,828,374
Senior Vice President and General Counsel	2/6/2014				43,510	3,381,815
Martin King,	2014	0	829,652	1,866,717
President, Latin America and Canada Region	2/6/2014				21,400	1,663,315
Jacek Olczak,	2014	0	1,199,222	2,698,250
Chief Financial Officer	2/6/2014				38,230	2,971,427
Matteo Pellegrini,	2014	0	945,302	2,126,930
President, Asia Region	2/6/2014				19,980	1,552,946
Miroslaw Zielinski,	2014	0	930,211	2,092,975
President, EEMA Region & PMI Duty Free	2/6/2014				24,260	1,885,609

(1)

The estimated possible payouts for Messrs. Calantzopoulos, Firestone, King, Olczak, Pellegrini, and Zielinski are converted to U.S. dollars using the exchange rate on December 31, 2014, of $1.00 = 0.9944 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards paid under these plans for 2014 are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

On February 6, 2014, each of our named executive officers received equity awards in the form of deferred shares. The number of shares awarded was based on the grant date fair market value, determined by using the average of the high and the low trading prices of PMI stock on that date of $77.725. The closing price of PMI stock on that date was $78.11. Awards for Messrs. Calantzopoulos and Camilleri were prorated to reflect their different roles during 2013. These equity awards are scheduled to vest on February 15, 2017. Dividend equivalents are payable on a quarterly basis throughout the vesting restriction period.

On February 5, 2015, the following named executive officers received equity awards that will vest on February 21, 2018, with a fair market value on the grant date as follows: Mr. Calantzopoulos, 98,940 shares, $8,140,289; Mr. Firestone, 36,870 shares, $3,033,480; Mr. King, 16,960 shares, $1,395,384; Mr. Olczak, 32,240 shares, $2,652,546; Mr. Pellegrini, 14,710 shares, $1,210,266; and Mr. Zielinski, 21,700 shares, $1,785,368. The amount of these awards was determined based on 2014 performance. In connection with his retirement, Mr. Camilleri was not eligible for an equity award in 2015.

PMI 2015 Proxy Statement • 45

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards as of December 31, 2014

	Stock Awards
Name and Principal Position	Stock Award Grant Date	Number of Shares or Units of Stock that Have not Vested (1)(2) (#)		Market Value of Shares or Units of Stock that Have not Vested (3) ($)
André Calantzopoulos, Chief Executive Officer	2/6/2014	94,870		7,727,162
	2/7/2013	74,260		6,048,477
	2/9/2012	86,810		7,070,675
Louis C. Camilleri, Chairman	2/6/2014	86,720	(4)	7,063,344
	2/7/2013	163,990	(4)	13,356,986
	2/9/2012	189,080	(4)	15,400,566
Marc Firestone, Senior Vice President and General Counsel	2/6/2014	43,510		3,543,890
	2/7/2013	48,270		3,931,592
	4/16/2012	61,930	(5)	5,044,199
Martin King, President, Latin America and Canada Region	2/6/2014	21,400		1,743,030
	2/7/2013	24,270		1,976,792
	2/9/2012	29,730		2,421,509
Jacek Olczak, Chief Financial Officer	2/6/2014	38,230		3,113,834
	2/7/2013	42,080		3,427,416
	2/9/2012	32,180		2,621,061
Matteo Pellegrini, President, Asia Region	2/6/2014	19,980		1,627,371
	2/7/2013	27,650		2,252,093
	2/9/2012	35,290		2,874,371
Miroslaw Zielinski, President, EEMA Region & PMI Duty Free	2/6/2014	24,260		1,975,977
	2/7/2013	31,530		2,568,119
	2/9/2012	33,440		2,723,688

(1)	Except as stated in footnotes (4) and (5) below, these awards vest according to the following schedule:

Grant Date	Vesting Schedule
2/06/2014	100% of award vests on 2/15/2017.
2/07/2013	100% of award vests on 2/17/2016.
2/09/2012	100% of award vests on 2/18/2015.

(2)

Dividends and dividend equivalents paid in 2014 on outstanding deferred stock awards for each of our named executive officers were as follows: Mr. Calantzopoulos, $987,183; Mr. Camilleri, $1,742,813; Mr. Firestone, $541,251; Mr. King, $298,255; Mr. Olczak, $423,011; Mr. Pellegrini, $334,568; and Mr. Zielinski, $350,674.

(3)	Based on the closing market price of PMI common stock on December 31, 2014, of $81.45.

(4)	Grants with a fair market value on December 31, 2014, of $82.09 that subsequently vested in January 2015 in connection with Mr. Camilleri’s retirement from employment.

(5)	Hiring grant that will vest on April 16, 2015.

46 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Exercises (1) and Stock Vested During 2014

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
André Calantzopoulos, Chief Executive Officer	115,850	(2)	9,214,975
Louis C. Camilleri, Chairman	153,540		12,259,708
Marc Firestone, Senior Vice President and General Counsel	-		-
Martin King, President, Latin America and Canada Region	35,650		2,846,546
Jacek Olczak, Chief Financial Officer	35,630		2,844,949
Matteo Pellegrini, President, Asia Region	42,790		3,416,653
Miroslaw Zielinski, President, EEMA Region & PMI Duty Free	38,640		3,085,288

(1)	The Company does not issue stock options.

(2)	Includes a special award of 25,000 shares granted in 2009.

In January 2015, vesting restrictions lapsed on all outstanding stock awards for Mr. Camilleri in connection with his retirement.

On February 18, 2015, vesting restrictions lapsed for the following deferred stock awards granted in 2012: Mr. Calantzopoulos, 86,810 shares; Mr. King, 29,730 shares; Mr. Olczak, 32,180 shares; Mr. Pellegrini, 35,290 shares; and Mr. Zielinski, 33,440 shares.

PMI 2015 Proxy Statement • 47

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of the named executive officers’ service over their full careers with us, our prior parent company and affiliates. The increments related to 2014 are reflected in the Change in Pension Value column of the Summary Compensation Table above or, in the case of defined contribution plans, in the All Other Compensation footnote. Our plans providing pension benefits are described below in the Pension Benefits table, and our defined contribution plans are described below in the Non-Qualified Deferred Compensation table.

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2)(3) ($)	Payments During Last Fiscal Year ($)
André Calantzopoulos, Chief Executive Officer	Pension Fund of Philip Morris in Switzerland	33.00	13,685,122	-
	IC Pension Plan of Philip Morris in Switzerland	9.92	2,070,935	-
	Supplemental Plan of Philip Morris in Switzerland	9.00	5,908,884	-
Louis C. Camilleri, Chairman	Retirement Plan for Salaried Employees	19.50	1,275,423	-(4)
	Benefit Equalization Plan (BEP)	9.50	4,949,662	-(5)
	Supplemental Management Employees’ Retirement Plan (SERP)	26.33	9,096,085	-(5)
	Supplemental Equalization Plan (SEP)	35.00	39,795,587	-(6)
Marc Firestone, Senior Vice President and General Counsel	Pension Fund of Philip Morris in Switzerland	2.75	873,483	-
	IC Pension Plan of Philip Morris in Switzerland	1.92	67,313	-
	Supplemental Plan of Philip Morris in Switzerland	2.75	465,315	-
Martin King, President, Latin America and Canada Region	Pension Fund of Philip Morris in Switzerland	9.58	2,506,134	-
	IC Pension Plan of Philip Morris in Switzerland	8.92	470,308	-
	Supplemental Plan of Philip Morris in Switzerland	6.00	845,551	-
	Retirement Plan for Salaried Employees	14.00	732,372	-
	Benefit Equalization Plan (BEP)	14.00	2,617,981	-
Jacek Olczak, Chief Financial Officer	Pension Fund of Philip Morris in Switzerland	25.00	7,190,975	-
	IC Pension Plan of Philip Morris in Switzerland	8.92	446,643	-
	Supplemental Plan of Philip Morris in Switzerland	6.00	1,659,637	-
Matteo Pellegrini, President, Asia Region	Pension Fund of Philip Morris in Switzerland	28.00	7,914,980	-
	IC Pension Plan of Philip Morris in Switzerland	9.92	2,048,616	-
	Supplemental Plan of Philip Morris in Switzerland	9.00	1,810,458	-
Miroslaw Zielinski, President, EEMA Region & PMI Duty Free	Pension Fund of Philip Morris in Switzerland	29.00	8,229,364	-
	IC Pension Plan of Philip Morris in Switzerland	9.92	888,913	-
	Supplemental Plan of Philip Morris in Switzerland	9.00	1,685,347	-

(1)

As of December 31, 2014, each named executive officer’s total years of service with PMI or its affiliates were as follows: Mr. Calantzopoulos, 29.92 years; Mr. Camilleri, 36.33 years; Mr. Firestone, 2.71 years; Mr. King, 23.58 years; Mr. Olczak, 21.79 years; Mr. Pellegrini, 23.46 years; and Mr. Zielinski, 23.33 years; the years shown in this column are the years credited under the named plan for purposes of benefit accrual. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive officer’s total service and the credited service shown for each plan result from transfers between entities sponsoring various plans, including, in the case of Mr. Camilleri, under the Supplemental Management Employees’ Retirement Plan, or SERP, to reflect his prior service with PMI in Switzerland and with affiliated companies. All years of service are taken into account under the Supplemental Equalization Plan, or SEP, formula, but the benefits provided under that plan are reduced by benefits provided under other plans or arrangements to avoid duplication. Mr. King’s credited service under the U.S. plans reflects his prior service as a U.S. payroll-based employee. While such credited service is now frozen, he continues to earn eligibility and vesting service due to his continued service with PMI. The Pension Fund of Philip Morris in Switzerland allows employees to purchase additional service credit with contributions from their own funds, and Messrs. Calantzopoulos, Olczak, Pellegrini, and Zielinski have purchased 3.08, 15.67, 4.50, and 13.83 years, respectively.

(2)

The amounts shown in this column for Mr. Camilleri are based on a 50% joint and survivor annuity reflecting his payment election (or, for the SEP, a lump sum payment) using the same assumptions applied for year-end 2014 financial disclosure under FASB ASC Topic 715, except that (i) the SEP lump sum is the amount required to purchase an annuity providing the after-tax equivalent of the pension component of that plan assuming an annuity interest rate of 3.20%, and (ii) benefits are assumed to commence at his actual retirement date of December 31, 2014.

See Note 13 to our Consolidated Financial Statements for a description of our FASB ASC Topic 715 assumptions. Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values.

48 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our liability to Mr. Camilleri for pension benefits under the BEP, SERP and SEP will be less than the amounts shown in this column as a result of payments made in prior years to a trust that he had established. As of December 31, 2014, these trust amounts would offset our liability for BEP and SERP pension benefits by $5,659,069 (pre-tax) and would reduce our liability for SEP pension benefits by $9,481,284 (pre-tax). These trust amounts, as adjusted for investment performance and distributions to cover taxes on trust earnings, will be distributed or begin to be distributed in 2015 as described in footnotes 5 and 6 below.

The amounts shown in this column for Messrs. Calantzopoulos, Firestone, Olczak, Pellegrini, and Zielinski are based on a 60% joint and survivor annuity commencing at age 62 (the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement) and the following actuarial assumptions: discount rate 1.15%, mortality table LPP 2010 with a 2014 adjustment of 1.60% for expected improvements in mortality and interest rate on account balances of 4.0%. Present value amounts in Swiss francs are converted to U.S. dollars using the exchange rate on December 31, 2014, of $1.00 = 0.9944 CHF.

The amounts shown in this column for Mr. King’s U.S. pension benefits are based on a single life annuity (or, for the BEP, a lump sum payment). All other assumptions related to his U.S. pension benefits are as described above for Mr. Camilleri for the plans in which they both have accrued benefits except that benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. The amounts shown in this column for Mr. King’s Swiss pension benefits are based on the same assumptions as described above for the other Swiss payroll-based officers.

(3)

In addition to the benefits reflected in this column, we generally provide a survivor income benefit allowance, or SIB allowance, to the surviving spouse and children of U.S. payroll-based employees who die while covered by our Retirement Plan for Salaried Employees. Following the death of a retiree who has a spouse and whose retirement benefits are being paid as a single life annuity, the surviving spouse becomes entitled to a SIB allowance four years after the retiree’s death, in an amount equal to the amount the spouse would have received if the participant had elected to receive monthly payments under the Retirement Plan (and the BEP and SERP, if applicable) in the form of a 50% joint and survivor annuity. The surviving spouse of a participant who dies prior to retirement and prior to age 61 becomes entitled to receive 25% of the base salary of the deceased employee commencing four years after the participant’s death, provided the spouse has not remarried, and continuing until the deceased employee would have reached age 65. At that time, the surviving spouse receives the same survivor benefit he or she would have received if the deceased employee continued to work until age 65 earning the same base salary as in effect at the time of death. These benefits are reduced by any death benefits payable from the Retirement Plan, the BEP and the SEP. If there is no surviving spouse, SIB allowances for each child equal 10% of the base salary of the deceased employee (to a maximum of 30% of base salary), become payable monthly beginning four years after the employee’s death, and continue until the child reaches age 25 if a full-time student (age 19 if not). The present value of such post-retirement SIB benefits for Mr. King, assuming his spouse survives him, is $38,010.

(4)	Mr. Camilleri will receive monthly annuity payments of $6,123 in the form of a 50% joint and survivor annuity commencing as of January 1, 2015.

(5)

Beginning January 1, 2015, Mr. Camilleri will receive monthly (after-tax) payments from his individual trust in the form of a 50% joint and survivor annuity of $12,246 for the benefit he earned under the BEP and $22,506 for the benefit he earned under the SERP. The portion of his trust attributable to his BEP and SERP pension benefits was $3,873,450 (after-tax) as of December 31, 2014. When these trust assets are depleted, the Company will make monthly pre-tax BEP and SERP pension payments to Mr. Camilleri in the amount of $23,761 and $43,666, respectively. See “Payments to Trusts” on page 51.

(6)

The assets held in Mr. Camilleri’s individual trust attributable to target payments will be paid to him in early 2015; this portion of his trust was $5,324,043 (after-tax) as of December 31, 2014. Mr. Camilleri’s SEP pension benefit, which as of December 31, 2014, is estimated to be $39,795,587 (after-tax), will be paid in a lump sum on or about July 1, 2015.

PMI 2015 Proxy Statement • 49

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plans for U.S. Payroll-Based Employees

Pensions for our U.S. payroll-based employees are payable from a funded tax-qualified retirement plan, the Retirement Plan for Salaried Employees, or Retirement Plan, and non-qualified supplemental plans: the Benefit Equalization Plan, or BEP, the Supplemental Management Employees’ Retirement Plan, or SERP, and the Supplemental Equalization Plan, or SEP. These plans recognize the employees’ prior service with companies with which we were previously affiliated.

The BEP and the SEP provide both supplemental pension benefits and supplemental deferred profit-sharing benefits. The provisions of these plans for U.S. payroll-based employees relating to pension benefits are described in more detail below, and the provisions of these plans relating to deferred profit-sharing benefits are described following the Non-Qualified Deferred Compensation table.

Retirement Plan for Salaried Employees

The tax-qualified Retirement Plan for Salaried Employees, or the Retirement Plan, is a non-contributory plan maintained for the benefit of our U.S. payroll-based salaried employees hired before January 1, 2009. Subject to tax law limits, the pension formula generally applicable under the Retirement Plan provides for lifetime benefits following termination of employment equal to (a) 1.75% of the employee’s average compensation (the sum of annual salary and annual incentive compensation award in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average, minus (b) 0.30% of such compensation up to the applicable Social Security covered compensation amount, times (c) years of credited service (up to a maximum of 35). Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. The resulting benefit is expressed as a single life annuity payable commencing at normal retirement age.

The Retirement Plan and the SEP provide that the portion of Mr. Camilleri’s annual incentive compensation award that is treated as compensation under the plans is limited to $2,887,500, effective January 1, 2008. Nevertheless, in no event will the present value of his aggregate pension, based on certain actuarial assumptions, be less than $36.5 million.

Employees who terminate employment before age 55 with vested benefits may commence receiving payment of their accrued pensions after attaining age 55, with reductions for early commencement of 6% for each year by which commencement precedes age 65. For an employee who terminates employment after age 55, the reduction for early commencement is generally 6% for each year by which commencement precedes age 60. If an employee has 30 years of service and is age 55 or older, or is 60 or older with 5 years of service, however, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age.

Benefit Equalization Plan (BEP)

The tax law applicable to the funded tax-qualified Retirement Plan limits the annual compensation that can be taken into account in determining the five-year average compensation under the plan. As a result of this and certain other tax limits, only a portion of the benefits calculated under the Retirement Plan formula can be paid to affected employees from the Retirement Plan. To compensate for the loss of these benefits under the funded tax-qualified plan, eligible employees accrue supplemental benefits under non-qualified plans. Generally, the supplemental pension benefits accrued under the BEP equal the difference between (a) the pension benefits determined under the Retirement Plan provisions described above, disregarding the tax law limits, and (b) the benefits that can be provided from the Retirement Plan after taking the tax law limits into account. As a result of changes in our programs, Mr. Camilleri ceased to earn credited service under the plan as of December 31, 2004, and no named executive officers currently accrue benefits under the BEP, including Mr. King. Mr. King’s benefits under this plan were earned while he was a U.S. payroll-based employee.

Supplemental Management Employees’ Retirement Plan (SERP)

The Supplemental Management Employees’ Retirement Plan, or SERP, provides a framework for certain other retirement benefits that cannot be paid under the Retirement Plan because of tax limitations and that are not covered by the BEP or SEP. The benefits provided under the SERP to any individual employee are determined in accordance with the provisions of an agreement between the individual and the Company.

50 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Camilleri was designated as a participant in the predecessor to our SERP in 1996 to recognize his prior service with affiliates. Pursuant to this designation he was provided with a SERP benefit equal to the additional pension benefit he would be entitled to receive under the Retirement Plan and the BEP by calculating his benefits under those plans taking into account all of his service with affiliated companies (a total of 16 years and 10 months), which is offset by an employer-provided pension benefit for five of those months. His 1996 SERP agreement also limited the service that can be taken into account in calculating his benefits under a SERP so that such service, when combined with his other years of service with the Company and its affiliates, cannot exceed 35 years, and ensures that on termination of employment at or after age 55 he will be able to elect between actuarially equivalent benefit forms providing survivor benefits to his former spouse under either 50% or 100% joint and survivor options. These SERP benefit liabilities with respect to pre-2005 service are now payable under our SERP. To simplify the administration of our retirement programs, provisions for any additional benefits under Mr. Camilleri’s SERP designation resulting from post-2004 service or compensation changes have been incorporated into the SEP.

Payments to Trusts

From 1996 through 2007, our then parent company paid amounts to individual trusts established by a number of employees (including Mr. Camilleri) or to some employees themselves, with respect to the benefits earned under the predecessors to our BEP and SERP for service before 2005. The accumulated values of these payments offset pre-2005 vested benefits under the supplemental plans otherwise payable at or after the employee’s retirement.

From 2005 through 2007, accruals under the predecessors to our BEP and SERP ceased for a number of employees, including Mr. Camilleri. The accruals were replaced by annual target payments, which were current payments to individual trusts established by the employees, or to the employees themselves, calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits the employees would have earned had they remained covered by these plans.

These payments did not increase the amount that an individual would have received absent the limits on benefits under the Retirement Plan.

Supplemental Equalization Plan (SEP)

As of January 1, 2008, our eligible employees who received Target Payments between 2005 and 2007 (including Mr. Camilleri) became eligible to participate in the Supplemental Equalization Plan, or SEP, an unfunded non-qualified plan. The SEP pension benefit is equal to (a) the benefit applying the Retirement Plan formula without regard to the applicable tax-qualified plan limits, determined based on all of an employee’s creditable service and pensionable compensation and taking into account the terms of any prior SERP designations, reduced by (b) the employee’s BEP and SERP supplemental pensions based on service through December 31, 2004, the accumulated value of the employee’s target payments converted to a before-tax amount, and the employee’s Retirement Plan benefit. All of the new benefits provided through the SEP are paid in a lump sum following retirement.

Retirement Plans for Swiss Payroll-Based Employees

Pensions for our Swiss payroll-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) pension plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is expected to be payable under a supplemental pension plan.

Pension Fund of Philip Morris in Switzerland

With limited exceptions, all Swiss payroll-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory funded plan providing defined retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus 2/3 of the maximum social security benefits of CHF 28,080 in 2014) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s date of birth). Employees currently contribute 6% of their pensionable salary to the Fund. Effective April 1, 2015, the contribution will remain at the 6% level for employees between the ages of 25 and 34 and will increase to 7% for employees between the ages of 35 and 54 and 8% for employees between the ages of 55 and 65. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 4% and

PMI 2015 Proxy Statement • 51

COMPENSATION DISCUSSION AND ANALYSIS

the LPP 2010 mortality table is used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years’ annual average pensionable salary. For an employee with 40 years of credited service at age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%). Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service.

If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred either to a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.

IC Pension Plan of Philip Morris in Switzerland

Swiss payroll-based employees in salary grades 14 and above who are eligible to participate in the annual incentive compensation award program described above are also eligible to participate in the IC Pension Plan of Philip Morris in Switzerland, a funded plan which, for the named executive officers, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions.

Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the company match. In 2014, the assets of the funds had a positive performance of 8.5%, and 6.0% was credited on plan balances.

If an employee terminates employment with the Company before age 58, the employee’s account value is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds to the plan although interest does accrue on the account balance. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum payment or a mix of both.

Supplemental Plan of Philip Morris in Switzerland

For some Swiss payroll-based employees, including Messrs. Calantzopoulos, Firestone, King, Olczak, Pellegrini, and Zielinski, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Plan under which an amount is calculated and deposited annually in a Swiss foundation to make up for the difference between the full pension an employee would have received had these plans not been subject to such limitations (assuming the employee becomes entitled to benefits from the Supplemental Plan). However, the annual deposits do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the actuarial assumptions used are the same as those described above for the Pension Fund of Philip Morris in Switzerland.

In the event of a Supplemental Plan participant’s termination of employment from the Company, if the Foundation Board determines in its sole discretion that he or she is entitled to a benefit, the Supplemental Plan benefit is paid in a lump sum at the time that benefits first become payable to the participant under the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.

52 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2014 ($)	Registrant Contributions in 2014 (1) ($)	Aggregate Earnings in 2014 (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2014 ($)
Louis C. Camilleri, Chairman	Benefit Equalization Plan (BEP), Deferred Profit-Sharing	0	0	24,981	0	1,856,357	(3)
	Supplemental Equalization Plan (SEP), Deferred Profit-Sharing	0	96,200	27,966	0	2,184,499	(4)
Martin King, President, Latin America and Canada Region	Benefit Equalization Plan (BEP), Deferred Profit-Sharing	0	0	260	0	19,314

(1)

The amounts shown as “Registrant Contributions in 2014” are contribution allocations under the SEP in 2015 for service during 2014 and, in accordance with applicable disclosure rules, are also included in the “All Other Compensation” footnote to the Summary Compensation Table.

(2)

The amounts in this column consist of amounts credited as earnings for 2014 on account balances attributable to pre-2005 participation under the defined contribution portion of the BEP and earnings credited for 2014 under the SEP with respect to the deemed defined contribution credits and accumulated earnings for 2005 and subsequent years. These amounts do not constitute above-market earnings and, accordingly, are not included in amounts reported in the Summary Compensation Table above.

(3)

It is expected that in early 2015, Mr. Camilleri will receive a distribution from his individual trust account in the amount of $956,766 (after-tax) that will fully satisfy our liability to him for defined contribution benefits under the BEP pursuant to the terms of the plan and the trust arrangement.

(4)

Mr. Camilleri will also receive a distribution from his trust account in the amount of $437,390 (after-tax) representing the accumulated value of target payments attributable to accruals for defined contribution benefits from 2005 through 2007. As a result of the target payments made to Mr. Camilleri’s trust account, our liability to Mr. Camilleri for defined contribution benefits under the SEP is less than the amount shown in this column. Mr. Camilleri’s unfunded SEP defined contribution benefit is $1,355,157 (pre-tax, as taxes will be withheld at the time of payment) and will be paid in a lump sum on or about July 1, 2015.

Deferred Profit-Sharing, Benefit Equalization and Supplemental Equalization Plans

For U.S. payroll-based employees, we provide non-qualified defined contribution benefits supplementing the benefits provided under our tax-qualified Deferred Profit-Sharing Plan for Salaried Employees, or DPS. Under the DPS, contributions are made on behalf of each participant for each year. The contribution is determined by a formula based on the IC business rating set by the Compensation and Leadership Development Committee, with contributions ranging from 7% of salary to 15% of salary depending on Company performance, subject to the tax law limit described below. The formula resulted in a 13% contribution for 2014.

As is the case for the Retirement Plan, the applicable U.S. tax law limits the amount of compensation ($260,000 for 2014) that can be taken into account under the tax-qualified DPS for any year and imposes other limits on the amounts that can be allocated to individuals under the DPS. A DPS participant whose salary was more than the compensation limit, or who was otherwise affected by tax law limits, is entitled to a supplemental profit-sharing benefit in an amount generally equal to the additional benefits the participant would have received under the DPS, except for the application of the tax law limits.

Prior to 2005, those supplemental benefits for our U.S. payroll-based named executive officers were earned under the predecessor to our Benefit Equalization Plan, or BEP, and were recorded in bookkeeping accounts. Any notional balances these U.S. payroll-based employees, including Mr. Camilleri, earned under the predecessor plan have been transferred to our BEP. To simplify plan administration, the notional amounts related to subsequent service are credited under the Supplemental Equalization Plan, or SEP.

Under the SEP, for each year, an amount is credited to the account maintained for the participant equal to the difference between (a) the amount that otherwise would have been contributed to the DPS on the participant’s behalf for the year absent the tax law limits and (b) the amount that was actually contributed to the DPS. A further notional credit is made annually to reflect what the contribution amount credited to the participant’s account under the BEP or SEP would have earned if that account were invested in a specified investment fund maintained under the DPS. The DPS fund used as an earnings measure under this portion of the BEP and SEP is invested in a variety of high-quality fixed-income

PMI 2015 Proxy Statement • 53

COMPENSATION DISCUSSION AND ANALYSIS

instruments with strong credit ratings and, for 2014, produced earnings at a rate of approximately 1.4%. Participants typically receive their supplemental profit-sharing benefits upon termination of employment in a lump sum or, if elected in advance, as a deferred lump sum payment or in installments over a number of years not to exceed their life expectancy.

Just as our then parent company made payments to individual trusts established by employees or directly to the employees themselves to offset pre-2005 BEP and SERP pension benefits as described above, it also made these payments to offset the pre-2005 supplemental profit-sharing notional account balances under its BEP.

For service in 2005 through 2007, allocations (other than allocations of earnings on amounts previously credited)

under this portion of the predecessor BEP ceased for most employees who were eligible for these payments. Instead, these employees, including Mr. Camilleri, received target payments in lieu of allocations under the BEP for 2005 through 2007. With the discontinuance of target payments in 2008, supplemental defined contribution allocations for years after 2004 are credited under the Supplemental Equalization Plan, or SEP. The SEP provides benefits based on the accumulated value of SEP profit-sharing allocations that would have been made or are made for years after 2004 solely to the extent they exceed the accumulated value of prior target payments allocated to these benefits.

54 • PMI 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Employment Contracts, Termination of Employment and Change in Control Arrangements

As a general matter, PMI has not utilized special employment contracts for its named executive officers, and our Chairman did not have an employment contract. However, as required by local law, our Swiss payroll-based executive officers are covered by contracts; these contracts do not include change in control provisions.

PMI’s 2012 Performance Incentive Plan includes a double-trigger feature. Under the plan, the changes to vest or pay applicable awards occur immediately upon a change in control only if the entity acquiring PMI does not agree to assume or replace the awards. In addition, if the acquiring entity agrees to assume or replace the awards, but an employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for good reason within two years after the change in control, the applicable awards will become vested or be payable upon the employee’s termination of employment as follows:

¡	the restrictions on outstanding equity awards would lapse;

¡	unless otherwise determined by the Compensation and Leadership Development Committee, awards described above would be cashed out at the change in control price;

¡	fully earned but unpaid annual incentive compensation awards would become payable; and

¡	annual incentive compensation awards for performance cycles not yet completed as of the change in control date would become payable on a pro-rata basis.

Under PMI’s 2012 Performance Incentive Plan, a change in control occurs: (i) upon an acquisition of 20% or more of either PMI’s common stock or the voting power of PMI’s voting securities, excluding certain acquisitions involving PMI or its affiliates or where PMI’s beneficial owners continue to meet certain ownership thresholds; (ii) when members of the PMI Board as of the effective date of PMI’s 2012 Performance Incentive Plan, or thereafter nominated or elected by such members, cease to constitute a majority of the PMI Board; (iii) upon certain reorganizations, mergers, share exchanges and consolidations involving PMI; or (iv) upon the liquidation or dissolution, or sale of substantially all of the assets of PMI, with limited exceptions.

The amounts in the accompanying table are estimates of the amounts that would have become payable on a change in control of PMI, calculated as if a change in control occurred on December 31, 2014, applying certain assumptions. For outstanding awards granted under PMI’s 2008 Performance Incentive Plan prior to the February 11, 2010, amendment, the terms of the plan prior to the amendment are applied. For awards granted on or after the February 11, 2010, amendment or under PMI’s 2012 Performance Incentive Plan, we have assumed that the awards become vested and payable as of December 31, 2014, either because the acquirer does not assume or replace the awards or because the employee’s employment is involuntarily terminated.

Name	Unvested Deferred Stock (1) ($)	Completed 2014 Annual Incentive Compensa- tion Award Cycle (2) ($)	Total ($)
André Calantzopoulos	20,846,314	2,968,926	23,815,240
Louis C. Camilleri	35,820,896	–	35,820,896
Marc Firestone	12,519,681	1,257,055	13,776,736
Martin King	6,141,331	829,652	6,970,983
Jacek Olczak	9,162,311	1,199,222	10,361,533
Matteo Pellegrini	6,753,835	945,302	7,699,137
Miroslaw Zielinski	7,267,784	930,211	8,197,995

(1)	Assumes the change in control price is equal to the closing market price of PMI on December 31, 2014, of $81.45.

(2)

Assumes target award payable under our annual incentive compensation award program for a full year. Amounts for our Swiss payroll-based named executive officers are converted to U.S. dollars using the exchange rate on December 31, 2014, of $1.00 = 0.9944 CHF.

Benefits payable under PMI’s qualified pension and profit-sharing plans and supplemental plans are discussed above. None of those plans provide PMI’s executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. Messrs. Camilleri and King are both already fully vested under these plans. Similarly, no enhanced provisions apply to named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment, whether or not in connection with a change in control.

PMI 2015 Proxy Statement • 55

COMPENSATION DISCUSSION AND ANALYSIS

Involuntary Separation Without Cause

In the event of involuntary separation without cause, a severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors, including the circumstances of the termination and the number of years of service provided to us by the executive.

Mr. Camilleri’s Retirement

Mr. Camilleri retired from his employment as executive Chairman on December 31, 2014. He now serves as a non-employee Chairman of the Board. Upon his retirement, Mr. Camilleri received a payment of $3,750,000 in recognition of his service and performance during 2014 and of the fact that he ceased to be eligible for an equity award for that year due to his retirement. Upon Mr. Camilleri’s retirement, he automatically became vested in his then outstanding 439,790 deferred shares, with a value of $36,102,361.

56 • PMI 2015 Proxy Statement

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2014

To Our Shareholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors. The Audit Committee has the sole authority for appointing, compensating and overseeing the work of the independent auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors, including in executive sessions without the presence of management, the independent auditors’ evaluation of the accounting principles, practices and judgments applied by management, the adequacy of the Company’s financial reporting processes, controls and procedures, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2014 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting and overall control environment. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee:

Lucio A. Noto, Chair

Jennifer Li

Jun Makihara

Sergio Marchionne

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PMI 2015 Proxy Statement • 57

AUDIT COMMITTEE MATTERS

Independent Auditors’ Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA, consisted of the following (in millions):

	2014	2013
Audit Fees (1)	$22.31	$23.49
Audit-Related Fees (2)	0.94	0.92
Tax Fees (3)	6.38	6.99
All Other Fees (4)	2.16	1.72
TOTAL	$31.79	$33.12

(1)

Fees and expenses associated with professional services in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission.

(2)

Fees and expenses for professional services for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)

Fees and expenses for professional services in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)	Fees and expenses for professional services relating to market analysis and other professional services.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

58 • PMI 2015 Proxy Statement

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers SA (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2015, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers SA are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In determining to reappoint PwC, the Audit Committee considered a number of factors, including the following:

¡	PwC has served as the Company’s independent auditors during the seven fiscal years completed following our becoming an independent company;

¡	The results of the Audit Committee’s evaluation of PwC’s qualifications, performance, independence and quality control procedures;

¡

The Audit Committee’s belief that PwC’s deep knowledge of the Company and the Company’s information technology and systems platforms better equips it to focus the audit work where it is most needed, enhances the quality of risk-based reviews, and enables it to design and implement a superior audit plan and to effectively test for control weaknesses;

¡	The Audit Committee’s belief that PwC has the capability and expertise and professionals in the many countries that are necessary to conduct a quality audit of our worldwide business;

¡	The Audit Committee reviews and evaluates the lead partner and senior auditors on the account and selects the incoming lead partner when the outgoing lead partner rotates off the account;

¡	External data relating to audit quality and performance, including the Public Company Accounting Oversight Board’s reports on PwC and its peer firms; and

¡	The appropriateness of PwC’s fees.

Shareholder ratification of the selection of PwC as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the selection of

PricewaterhouseCoopers SA as the Company’s independent auditors.

PMI 2015 Proxy Statement • 59

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section discusses in detail how our compensation programs support our business and financial objectives, how they work and are administered under the direction of our independent Compensation and Leadership Development Committee, and how the Committee’s decisions concerning the 2014 compensation of our executive officers were directly tied to our performance and were taken after consideration of last year’s say-on-pay vote.

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This annual say-on-pay vote gives our shareholders the opportunity to express their views on our named executive officers’ compensation at each Annual Meeting of Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation and Leadership Development Committee or the Board of Directors. The Board and the Committee value the opinions of our shareholders and will review the voting results when making future decisions regarding executive compensation.

The Board recommends a vote FOR the resolution approving the compensation of our named executive officers.

60 • PMI 2015 Proxy Statement

SHAREHOLDER PROPOSALS

PROPOSAL 1 — LOBBYING

Heather Slavkin Corzo, Director, Office of Investment of the American Federation of Labor and Congress of Industrial Organizations, on behalf of the AFL-CIO Reserve Fund, claiming beneficial ownership of at least $2,000 worth of shares, submitted the proposal set forth below. The address and shareholdings of the proponent will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company, and, therefore, have a strong Interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of shareholders and long-term value;

Resolved, the shareholders of Philip Morris International, Inc. (“PMI”) request that the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by PMI used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	PMI’s membership in, and payments to, any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which PMI is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on PMI’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. PMI serves on the boards of National Center for Asia-Pacific Economic Cooperation and US ASEAN Business Council and is a member of the Trans-Atlantic Business Council. PMI does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to PMI’s long-term interests.

PMI spent $18.1 million on lobbying in 2012 and 2013, according to US Senate records. This figure does not include lobbying expenditures in states, where PMI also lobbies but disclosure requirements are uneven or absent. And PMI does not disclose membership in or payments to tax-exempt organizations that write and endorse model legislation, such as chairing International Relations Task Force of the American Legislative Exchange Council (ALEC). At least 90 companies, including Kraft, Entergy and Express Scripts, have publicly left ALEC because their business objectives and values did not align with ALEC’s activities.

We urge support for this proposal.

The Board recommends a vote AGAINST this proposal.

PMI does not manufacture or sell product in the United States. Therefore, PMI engages in limited U.S. lobbying activities that are intended to promote the shared interests of our business, our shareholders and our employees, subject to a thorough review and oversight process and in compliance with applicable law. PMI does not engage in or fund any “grassroots lobbying communications” as defined by the proposal. We do not make political contributions or maintain a political action committee (PAC) in the United States and do not permit the organizations we support to expend funds to support or oppose candidates for U.S. elective office or to use payments from PMI as campaign contributions to any U.S. federal, state or local campaign committee.

PMI 2015 Proxy Statement • 61

SHAREHOLDER PROPOSALS

PMI’s policy is to comply with the laws and regulations governing government advocacy activities and disclosure. PMI’s Guidebook for Success requires us to deal honestly with government officials and our internal Principles and Practices policies require advance business and legal approvals for lobbying related activities; such approvals are also required before PMI becomes a member of or renews a membership in any organization that has a connection with governmental officials or political activity in the United States. PMI’s Law and Compliance Department monitors, and our Corporate Audit Department audits, compliance with the Principles and Practices and our General Counsel and heads of our Compliance and Corporate Audit Departments regularly report to the Audit Committee of PMI’s Board of Directors on compliance matters. We have also implemented periodic review and approval of our political and trade association expenditures by the Board’s Nominating and Corporate Governance Committee.

PMI’s lobbying activity in the United States is strictly regulated by federal law and by the law of the single state in which we are registered to lobby. These laws require public disclosure of the issues on which we lobby and our related expenses.

On our website, www.pmi.com, we disclose our views on numerous legislative and regulatory issues. Since last year, we have updated our website to reflect organizations where PMI maintains a leadership role in the organization. Our website also discloses our lobbying policies and provides a link to our federal and state filings that disclose the issues on which we lobby and our related direct and indirect expenses.

Our support for these organizations is routinely evaluated to ensure the organizations’ objectives align with the long-term interests of PMI and our shareholders. We recognize that at times, we may not agree with certain positions adopted by the organizations we support. In these instances, we may choose to withdraw our participation from advocacy efforts related to that policy.

Much of the information requested by the proponent is already publically available. Preparing and maintaining the additional information requested by this proposal would impose unnecessary and duplicative burdens and expend Company resources while providing no tangible benefit to shareholders. We believe that our updated website, along with our internal compliance and newly-

adopted oversight processes, are appropriate and in line with the best interests of our Company and shareholders.

Therefore, the Board urges shareholders to vote AGAINST this proposal.

PROPOSAL 2 — NON-EMPLOYMENT OF CERTAIN FARM WORKERS

Reverend Michael H. Crosby, Corporate Responsibility Agent, on behalf of the Province of St. Joseph of the Capuchin Order, claiming beneficial ownership of at least $2,000 worth of shares, submitted the proposal set forth below. The address and shareholdings of the proponent will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS, with U.S. immigration reform stymied, undocumented workers (often the main workforce in many agricultural areas) can be exploited. In their country of origin they often must pay contract labor brokers thousands of dollars to cross our borders; once here, they often are under the control of other labor contractors in order to work on U.S. farms. This practice results in forms of forced and compulsory labor on many, if not most, U.S. farms, including tobacco farms.

The Centro de los Derechos del Migrante, Inc. a migrant workers’ rights organization, has showed that 58% of foreign-sourced workers reported paying a recruitment fee. Of this practice the Department of Labor stated: “If your suppliers use labor brokers to recruit and place migrant labor, you may be at risk for forced labor and trafficking in your supply chains” (http://www.dol.gov/ilab/child-forced-labor/step2/step2_5.htm).

The Governing Body of the International Labour Office released its “Recommendation on Supplementary Measures for the Effective Suppression of Forced Labour” (May, 2014). It stated: “the prohibition of forced or compulsory labour forms part of the body of fundamental rights, and that forced or compulsory labour violates the human rights and dignity of millions of women and men, girls and boys” and “contributes to the perpetuation of poverty and stands in the way of the achievement of decent work for all.” In Article 2 it addressed the need of “protecting persons, particularly migrant workers, from possible abusive and fraudulent practices during the recruitment and placement process.”

62 • PMI 2015 Proxy Statement

SHAREHOLDER PROPOSALS

In Section 8, under “Protection” the Recommendation asks that measures should be taken “to eliminate abuses and fraudulent practices by labour recruiters and employment agencies such as: (1) eliminating the charging of recruitment fees to workers; (b) requiring transparent contracts that clearly explain terms of employment and conditions of work; [and] (c) establishing adequate and accessible complaint mechanisms.”

RESOLVED, shareholders request Philip Morris International’s Board of Directors create a policy that all its suppliers throughout its tobacco procurement supply chain verify (with independent monitoring) their commitment and compliance regarding non-employment, directly or indirectly, of laborers who have had to pay to cross the U.S. border to work or, once here, to work on U.S. farms.

Supporting Statement

Shareholders recommend this policy be Philip Morris International’s way of ensuring implementation of the 2014 Protocol Recommendation on Supplementary Measures for the Effective Suppression of Forced Labour of the ILO, pertinent U.S. law and the UN Guiding Principles for Business and Human Rights.

Despite tobacco companies’ insistence workers in their supply chains do not pay fees the problem noted above continues; thus this shareholder resolution. A 2014 report by Northwestern University’s Urban Institute stated: “The size of the agriculture community is significant, and given the vulnerability of foreign workers’ legal status, limited education background, and linguistic and geographic isolation and lack of local law enforcement involvement in proactively investigating criminal labor complaints, farmworkers may be especially vulnerable to labor trafficking.” http://www.urban.org/UploadedPDF/413249-Labor-Trafficking-in-the-United-States.pdf.

The Board recommends a vote AGAINST this proposal.

We share the proponent’s goal that migrant workers should not be required to pay to cross the border to work on U.S. farms. Labor abuse is a serious and lasting problem in many agricultural communities today. PMI takes these issues very seriously, and we are working to address them in a determined, systemic and effective manner.

We believe we have the appropriate principles and standards in place, including an independent monitoring mechanism, and are confident our policies are fully consistent with the aim of the proposal. We believe the requested actions are unnecessary and could distract from our larger ongoing efforts.

In 2012, we began to implement our Agricultural Labor Practices (ALP) program to address supply chain issues, including the serious concern of human trafficking and fees paid by workers. Our ALP Code includes a clear “no forced labor” principle that encompasses standards set out in the proposal.

Our guidance for U.S. tobacco growers is very clear about the “no fees” policy and our education efforts are ongoing.

We recognize that individual companies, acting alone, lack the power to fully achieve the goals we share with the proponent. Therefore, we are committed to a multi-pronged approach to enlist the aid of other companies, grower organizations, governments and worker advocacy groups to find effective solutions to the issues our workers face today.

Our multi-pronged approach includes seeking support for an industry-wide grievance mechanism accessible to all U.S. farmworkers and partnering with the Verité and the Polaris Project, the architect of the U.S. National Human Trafficking Hotline, to pilot a farmworker helpline connecting farmworkers to services. We are also participants in the U.S. Tobacco Good Agricultural Practices program that seeks to educate growers on labor related issues, including the use of unlicensed crew leaders as a labor source. We recognize the use of unlicensed crew leaders may lead to potential forced labor situations and child labor given the lack of sufficient government and other oversight.

Lastly, the proponent’s resolution mentions concerns about the lack of progress toward comprehensive immigration reform in the United States. We fully agree. Such reform is needed to underpin sustainable farming.

In sum, PMI has the policies and principles, as well as independent monitoring in place as requested by the proposal. We, therefore, believe the proposal is unnecessary and could distract from our larger efforts to work together to resolve supply chain related issues.

Therefore, the Board urges shareholders to vote AGAINST the proposal.

PMI 2015 Proxy Statement • 63

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

The Board has adopted a policy, which is available on the Company’s website at www.pmi.com/governance, that requires our executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000; (ii) the Company is, was or is proposed to be a participant; and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on a review of all facts and circumstances). If the Corporate Secretary determines that the proposed transaction constitutes a Related Person Transaction or it would be beneficial to further review the transaction, then, in either case, the transaction will be referred to the Chief Executive Officer or the Nominating and Corporate Governance Committee of the Board. In deciding whether to approve or ratify the Related Person Transaction, the reviewer is required to consider all relevant facts and circumstances. Based on the review of such facts and circumstances, the reviewer will approve, ratify or disapprove the Related Person Transaction. The reviewer will approve or ratify a Related Person Transaction only if it is determined that the transaction is not opposed to the best interests of the Company. All determinations by the CEO and Corporate Secretary must be reported to the Committee at its next meeting.

In addition to this policy, the Code of Business Conduct and Ethics for Directors (the “Director Code”), which is available on our website at www.pmi.com/governance, has specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company.

Similarly, our policies require all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the Company.

64 • PMI 2015 Proxy Statement

AVAILABILITY OF REPORTS, OTHER MATTERS AND 2016 ANNUAL MEETING

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available without charge to shareholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017-5579. You may review the Company’s filings with the U.S. Securities and Exchange Commission by visiting our website at www.pmi.com/investors. The information on our website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the SEC.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2016 ANNUAL MEETING

Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. Our by-laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2016 Annual Meeting, presently anticipated to be held on May 4, 2016, notice of the nomination must be received by the Company between October 28 and November 27, 2015. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion. For a shareholder to bring other matters before the 2016 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company between October 28 and November 27, 2015. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, New York 10017-5579. Any shareholder desiring a copy of the Company’s by-laws (which are posted on our website at www.pmi.com/governance) will be furnished one without charge upon written request to the Corporate Secretary.

Jerry Whitson

Deputy General Counsel and Corporate Secretary

March 26, 2015

PMI 2015 Proxy Statement • 65

EXHIBIT A: QUESTIONS & ANSWERS

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. André Calantzopoulos, Louis C. Camilleri and Jerry Whitson have each been designated as proxies for the 2015 Annual Meeting of Shareholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the 2015 Annual Meeting of Shareholders is March 13, 2015. The Record Date is established by the Board of Directors as required by Virginia law. Shareholders of record (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:

a)	receive notice of the meeting; and

b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

If your shares of stock are held for you in the name of a broker or bank, then your shares are held in street name. The organization holding your shares of stock is considered the shareholder of record for purposes of voting at the Annual Meeting. The answer to Question 16 describes brokers’ discretionary voting authority and when your broker or bank is permitted to vote your shares of stock without instruction from you.

4.	HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must have an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by Friday, April 17, 2015, by sending an e-mail to asmticket@pmi.com or by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017-5579, facsimile: 1-877-744-5412 (from within the United States) or 1-212-687-3188 (from outside the United States). Please include the following information with your ticket request:

a)	your name and mailing address;

b)	whether you need special assistance at the meeting;

c)	the name of your immediate family member, if one will accompany you; and

d)

if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 13, 2015.

66 • PMI 2015 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

a)

In Writing: All shareholders of record can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed voting instruction form (in the case of street name holders).

b)

By Telephone and Internet Proxy: All shareholders of record also can vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or Internet if their brokers or banks make those methods available. If that is the case, each broker or bank will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 5, 2015.

c)	In Person: All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

a)	giving written notice to the Corporate Secretary of the Company;

b)	delivering a later-dated proxy; or

c)	voting in person at the meeting.

7.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We have established and will maintain a practice of holding the votes of individual shareholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	WHAT ARE THE CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

Shareholders may:

a)	vote in favor of a nominee;

b)	vote against a nominee; or

c)	abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast, which will occur if the number of votes cast “FOR” a director nominee exceeds the number of votes “AGAINST” that nominee. See “Election of Directors — Majority Vote Standard in Uncontested Elections” on page 13.

The Board recommends a vote “FOR” all of the nominees.

PMI 2015 Proxy Statement • 67

EXHIBIT A: QUESTIONS & ANSWERS

9.	WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA AS THE COMPANY’S INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

Shareholders may:

a)	vote in favor of the ratification;

b)	vote against the ratification; or

c)	abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.	WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY SAY-ON-PAY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS?

Shareholders may:

a)	vote in favor of the resolution;

b)	vote against the resolution; or

c)	abstain from voting on the resolution.

The resolution will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this resolution.

The advisory vote on this matter is non-binding. However, the Board of Directors and the Compensation and Leadership Development Committee value the opinions of our shareholders and will consider the outcome of the vote when making future executive compensation decisions.

11.	WHAT ARE THE CHOICES WHEN VOTING ON EACH SHAREHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE SHAREHOLDER PROPOSALS?

A separate vote will be held on each shareholder proposal that is properly presented at the meeting. When voting on each of the proposals, shareholders may:

a)	vote in favor of the proposal;

b)	vote against the proposal; or

c)	abstain from voting on the proposal.

A shareholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the shareholder proposals.

12.	WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers SA as the Company’s independent auditors, “FOR” the advisory say-on-pay resolution approving the compensation of our named executive officers, and “AGAINST” each of the shareholder proposals.

68 • PMI 2015 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

13.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 13, 2015. Each share of common stock is entitled to one vote. As of March 13, 2015, the Company had 1,549,092,838 shares of common stock outstanding.

14.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

15.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada), or via e-mail at pmi@computershare.com.

16.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are a street name holder of shares, you should have received a voting instruction form with the proxy statement sent from your broker or bank. Your shares held in street name may be voted only on certain “routine” matters when you do not provide your broker or bank with voting instructions. For example, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company is considered a “routine” matter for which brokers or banks may vote uninstructed shares. When a proposal is not a “routine” matter (such as the election of director nominees, say-on-pay advisory votes and shareholder proposals) and the broker or bank has not received voting instructions from the street name holder with respect to that proposal, that broker or bank cannot vote the shares on that proposal. This is called a broker non-vote. Therefore, it is important that you provide instructions to your broker or bank with respect to your vote on these “non-routine” matters.

17.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

18.	MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer shareholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, shareholders will be limited to two minutes. Shareholders may speak a second time only after all others who wish to speak have had their turn. When speaking, shareholders must direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.

19.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 13, 2015, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other agent (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

PMI 2015 Proxy Statement • 69

EXHIBIT B: RECONCILIATIONS

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments to Net Revenues for the Impact of Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions	% Change in Reported Net Revenues excluding Excise Taxes
							Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
2014 Reconciliation:
European Union	$29,058	$20,219	$8,839	$122	$11	$8,706	2.8%	1.4%	1.3%
EEMA	21,928	13,006	8,922	(761)	1	9,682	1.8%	10.5%	10.4%
Asia	19,255	10,527	8,728	(1,022)	-	9,750	(16.9)%	(7.2)%	(7.2)%
Latin America & Canada	9,865	6,587	3,278	(431)	1	3,708	(2.3)%	10.6%	10.6%

Total	$80,106	$50,339	$29,767	$(2,092)	$13	$31,846	(4.6)%	2.1%	2.0%

2013 Reconciliation:
European Union	$28,303	$19,707	$8,596
EEMA	20,695	11,929	8,766
Asia	20,987	10,486	10,501
Latin America & Canada	10,044	6,690	3,354

Total	$80,029	$48,812	$31,217

Adjustments to Operating Companies Income for the Impact of Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Reported Operating Companies Income	Less Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions	% Change in Reported Operating Companies Income
					Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
2014 Reconciliation:
European Union	$3,727	$37	$(1)	$3,691	(12.1)%	(12.9)%	(12.9)%
EEMA	4,121	(611)	(8)	4,740	9.1%	25.2%	25.4%
Asia	3,187	(656)	-	3,843	(31.0)%	(16.9)%	(16.9)%
Latin America & Canada	1,030	(243)	(1)	1,274	(9.2)%	12.3%	12.3%

Total	$12,065	$(1,473)	$(10)	$13,548	(12.4)%	(1.7)%	(1.6)%

2013 Reconciliation:
European Union	$4,238
EEMA	3,779
Asia	4,622
Latin America & Canada	1,134

Total	$13,773

70 • PMI 2015 Proxy Statement

EXHIBIT B: RECONCILIATIONS

Reconciliation of Operating Companies Income to Operating Income

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2014	2013	% Change
Operating companies income	$12,065	$13,773	(12.4)%
Amortization of intangibles	(93)	(93)
General corporate expenses	(165)	(187)
Equity (income)/loss in unconsolidated subsidiaries, net	(105)	22

Operating income	$11,702	$13,515	(13.4)%

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income,

excluding Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions	% Change in Adjusted Operating Companies Income
							Adjusted	Adjusted excluding Currency & Acquisitions
2014 Reconciliation:
European Union	$3,727	$(490)	$4,217	$37	$(1)	$4,181	(0.8)%	(1.6)%
EEMA	4,121	(2)	4,123	(611)	(8)	4,742	2.0%	17.3%
Asia	3,187	(35)	3,222	(656)	-	3,878	(30.7)%	(16.6)%
Latin America & Canada	1,030	(8)	1,038	(243)	(1)	1,282	(8.9)%	12.6%

Total	$12,065	$(535)	$12,600	$(1,473)	$(10)	$14,083	(10.5)%	-%

2013 Reconciliation:
European Union	$4,238	$(13)	$4,251
EEMA	3,779	(264)	4,043
Asia	4,622	(27)	4,649
Latin America & Canada	1,134	(5)	1,139

Total	$13,773	$(309)	$14,082

PMI 2015 Proxy Statement • 71

EXHIBIT B: RECONCILIATIONS

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS

and Adjusted Diluted EPS, excluding Currency

For the Years Ended December 31,

(Unaudited)

	2014	2013	% Change
Reported Diluted EPS	$4.76	$5.26	(9.5)%
Adjustments:
Asset impairment and exit costs	0.26	0.12
Tax items	-	0.02

Adjusted Diluted EPS	$5.02	$5.40	(7.0)%
Less:
Currency impact	(0.80)

Adjusted Diluted EPS, excluding Currency	$5.82	$5.40	7.8%

Reconciliation of Operating Cash Flow to Free Cash Flow, and

Free Cash Flow, excluding Currency

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2014	2013	% Change
Net cash provided by operating activities (operating cash flow)	$7,739	$10,135	(23.6)%
Less:
Capital expenditures	1,153	1,200

Free cash flow	$6,586	$8,935	(26.3)%
Less:
Currency impact (a)	(752)

Free cash flow, excluding currency	$7,338	$8,935	(17.9)%

(a)	Represents impact of changes in currency exchange rates from the rates assumed in establishing the free cash flow performance target range.

72 • PMI 2015 Proxy Statement

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, MAY 6, 2015

AND PROXY STATEMENT

Printed on Recycled Paper

MR A SAMPLE

DESIGNATION (IF ANY)

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You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 5, 2015.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

•	Go to www.investorvote.com/pm; or
•	Scan the QR code with your smartphone.
•	Follow the steps outlined on the secure Web site.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories & Canada on a touch-tone telephone.
•	Outside USA, U. S. territories & Canada, call 1-781-575-2300 on a touch-tone telephone.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown

in this example. Please do not write outside the designated areas.

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5.

The Board of Directors recommends a vote FOR:

Ë

1.

Election of Directors:

For

Against

Abstain

For

Against

Abstain

For

Against

Abstain

01 - Harold Brown

06 - Jun Makihara

11 -Robert B. Polet

02 -André Calantzopoulos

12 -Stephen M. Wolf

03 - Louis C. Camilleri

04 - Werner Geissler

09 - Lucio A. Noto

05 - Jennifer Li

10 - Frederik Paulsen

The Board of Directors recommends a vote FOR:

The Board of Directors recommends a vote AGAINST:

For    Against    Abstain

For

Against

Abstain

2. Ratification of the Selection of Independent Auditors

4.	Shareholder Proposal 1 — Lobbying

3. Advisory Vote to Approving Executive Compensation

5.	Shareholder Proposal 2 — Non-Employment of Certain Farm Workers

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

INSERT GRAPHICS

PHILIP MORRIS INTERNATIONAL INC. 2015 ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 6, 2015 9:00 A.M., EDT Grand Hyatt New York Empire State Ballroom, Fourth Floor 109 East 42nd Street New York, NY 10017 DIRECTIONS You may request directions by calling 1-866-713-8075. In order to attend the Meeting you must have an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to Question #4 in Exhibit A. It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side. Sign Up Today For Electronic Delivery If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare.com/pmi. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING. Philip Morris International Inc. Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders - May 6, 2015 André Calantzopoulos Louis C. Camilleri and Jerry Whitson, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of Common Stock held by the undersigned in Philip Morris International Inc. (the“Company”) at the Annual Meeting of Shareholders to be held at the Grand Hyatt New York, Empire State Ballroom, May 6, 2015, at 9:00 a.m. EDT, and at all adjournments thereof. This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR all nominees, FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 1, 2015, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless contrary to law. If you have voted by Internet or telephone, please DO NOT mail back this proxy card. THANK YOU FOR VOTING